     As filed with the Securities and Exchange Commission on June 28, 1996

                                                     Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       COPELCO CAPITAL FUNDING CORP. II
             (Exact name of registrant as specified in its charter)

                               -------------------

         Delaware                          6799                  22-3261117
(State or other jurisdiction       (Primary Standard           (I.R.S. Employer
     of incorporation           Industrial Classification    Identification No.)
      or organization)                Code Number)

                        Copelco Capital Funding Corp. II
                                 East Gate Drive
                       Mount Laurel, New Jersey 08054-5400
                                 (609) 231-9600
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                               -------------------

                            Spencer N. Lempert, Esq.
                        Copelco Capital Funding Corp. II
                                 East Gate Drive
                       Mount Laurel, New Jersey 08054-5400
                                 (609) 231-9600

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:


      Spencer N. Lempert, Esq.                        Peter Humphreys, Esq.
  Copelco Capital Funding Corp. II                      Dewey Ballantine
           East Gate Drive                         1301 Avenue of the Americas
Mount Laurel, New Jersey 08054-5400.                New York, New York 10019
           (609) 231-9600                                (212) 259-6730


         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.


         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. | |

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ________

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. | | ______

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. | |

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================================
                                                                                          Proposed maximum
          Title of each class of              Amount to be     Proposed maximum offering aggregate offering        Amount of
       securities to be registered             registered         price per unit(1)           price(1)        registration fee(2)
- ----------------------------------------------------------------------------------------------------------------------------------
Class A Lease-Backed Notes................     $1,000,000                100%                $1,000,000               $344.80
==================================================================================================================================
Class B Lease-Backed Notes................     $1,000,000                100%                $1,000,000               $344.80
==================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

         Pursuant to Rule 429 of the General Rules and Regulations Under the Securities Act of 1933, as amended, this Registration Statement also serves as Post-Effective Amendment No. 1 to Registration Statement No. 33-84148. The Prospectus which is a part of this Registration is a combined Prospectus relating also to Registration Statement No. 33-84148.

================================================================================

                        COPELCO CAPITAL FUNDING CORP. II

                              CROSS REFERENCE SHEET

            (Pursuant to Rule 404(a) and Item 501 of Regulation S-K)




Item
 No.           Name and Caption in Form S-1                                                Caption in Prospectus
- ----           ----------------------------                                                ---------------------


 1.            Forepart of the Registration Statement and Outside Front  Forepart of the Registration Statement; Front Cover Page
               Cover Page of Prospectus                                  of Prospectus; Cross Reference Sheet


 2.            Inside Front and Outside Back Cover Pages of the          Inside Front Cover and Outside Back Cover Pages of
               Prospectus                                                Prospectus; Terms of the Notes; Available Information;
                                                                         Table of Contents

 3.            Summary Information; Risk Factors and Ratio of            Prospectus Summary; Risk Factors; Certain Legal
               Earnings to Fixed Charges                                 Aspects; Prepayment and Yield Considerations

 4.            Use of Proceeds                                           Use of Proceeds

 5.            Determination of Offering Price                           *

 6.            Dilution                                                  *

 7.            Selling Security Holders                                  *

 8.            Plan of Distribution                                      Underwriting

 9.            Description of Securities to be Registered                Prospectus Summary; Description of the Notes;

10.            Interest of Named Experts and Counsel                     *

11.            Material Changes                                          *

12.            Disclosure of Commission Position on Indemnification      *
               for Securities Act Liabilities


*  Not Applicable

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PRELIMINARY PROSPECTUS

                   Subject to Completion, Dated June __, 1996
- --------------------------------------------------------------------------------

                         $________________ (approximate)

                    Copelco Capital Funding Corp. II, Issuer
                         Copelco Capital, Inc., Servicer

  $______(approximate) Floating Rate Class A Lease-Backed Notes, Series 1996-A
     $_______ (approximate) _____% Class B Lease-Backed Notes, Series 1996-A

- --------------------------------------------------------------------------------

     Each of the Class A Lease-Backed Notes, Series 1996-A (the "Class A Notes") and the Class B Notes, Series 1996-A (the "Class B Notes"; and together with the Class A Notes, the "Offered Notes") will represent debt obligations of Copelco Capital Funding Corp. II (the "Issuer"), a special-purpose bankruptcy remote subsidiary of Copelco Capital, Inc. ("Copelco Capital"). The assets of the Issuer securing the Notes will include a pool consisting of primarily copier equipment leases and all of Copelco's interest in the equipment underlying the leases. The leases and the related interests in the equipment were originated or acquired by Copelco Capital as described herein and sold or contributed by Copelco Capital to the Issuer under a sales and servicing agreement (the "Sales and Servicing Agreement") by and between Copelco Capital and the Issuer. Payments of principal and interest to the holders of the Class A Notes (the "Class A Noteholders") will have the benefit of an interest-rate swap agreement, limited credit support consisting of the Class B Notes an additional class of subordinated notes (the "Class C Notes"; and together with Offered Notes, the "Notes") and funds on deposit in the reserve account. The holders of the Class B Notes (the "Class B Noteholders") will have the benefit of limited credit support in the form of the Class C Notes and funds on deposit in the reserve account. The Class C Notes are being offered in a private placement and therefore are not being offered hereby. Capitalized terms used herein will have the meanings ascribed to such terms herein. The pages on which terms are defined are set forth on the Index of Terms contained herein.

                         Ironwood Capital Partners Ltd.
                              Co-Structuring Agent

                                                        (continued on next page)
- --------------------------------------------------------------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
          THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
                THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     See "Risk Factors" commencing on page 14 for a discussion of certain factors that should be considered in connection with an investment in the securities offered hereby.

    THE OFFERED NOTES OFFERED HEREBY WILL NOT REPRESENT AN INTEREST IN OR AN
     OBLIGATION OF COPELCO FINANCIAL SERVICES GROUP, INC., COPELCO CAPITAL,
       INC. OR ANY OF THEIR AFFILIATES, OTHER THAN COPELCO CAPITAL FUNDING
            CORP. II, NOR WILL THE CLASS A NOTES OR THE CLASS B NOTES
       OFFERED HEREBY BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY.
               SEE "RISK FACTORS" IN THE ACCOMPANYING PROSPECTUS.

================================================================================
                       Initial Public          Underwriting         Proceeds to
                     Offering Price(1)         Discount(2)           Issuer(3)
- --------------------------------------------------------------------------------
Per Class A Note...        _____%               _____%              _____%
- --------------------------------------------------------------------------------
Per Class B Note...        _____%               _____%              _____%
- --------------------------------------------------------------------------------
Total..............   $__________          $__________         $__________
================================================================================
(1)  Plus accrued interest from ______, 1996
(2) The Company has agreed to indemnity the Underwriter against certain liabilities, included under the Securities Act of 1933.
(3)  Before deducting expenses estimated to be $_______.

                                 Lehman Brothers
                   The date of this Prospectus is _____, 1996.

                                                          (cover page continued)

     Interest on the Notes will be payable monthly in arrears on the twentieth day of the month beginning on ______, 1996 (each, a "Payment Date") with respect to the period from and including the immediately preceding Payment Date (or with respect to the initial Payment Date, ________, 1996) to the period to and excluding such Payment Date. Principal payments with respect to the Offered Notes will be payable on each Payment Date beginning on ______, 1996. The stated maturity date with respect to the Notes is ___________. However, if all payments on the Leases are made as scheduled, final payment with respect to the Notes would occur prior to stated maturity. In addition, should an Event of Default, an Early Lease Termination or a Casualty (each, as described herein) occur, repayment of principal on the Offered Notes may be earlier than would otherwise be the case.

     The Offered Notes are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel, or modify any order without notice. It is expected that delivery of the Offered Notes will be made in book-entry form through the facilities of The Depository Trust Company, Cedel Bank, S.A. or the Euroclear System on or about _________, 1996.

     The Offered Notes offered hereby are being offered pursuant to this Prospectus. Sales of the Offered Notes may not be consummated unless the purchaser has received this Prospectus.


     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITER MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE OFFERED NOTES OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                              AVAILABLE INFORMATION

     The Issuer has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Notes offered pursuant to this Prospectus and described herein. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Branch of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company will file with the Commission such periodic reports with respect to the Trust as are required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder.

                             REPORTS TO NOTEHOLDERS

     During such time as the Offered Notes remain in book-entry form, quarterly and annual unaudited reports, containing information concerning the Company and the Offered Notes will be sent on behalf of the Trust to Cede & Co. ("Cede"), as nominee of The Depository Trust Company ("DTC") and registered holder of the Offered Notes pursuant to the Indenture. Such reports will be made available by DTC and its participants to holders of interests in the Offered Notes (the "Offered Noteholders") in accordance with the rules, regulations and procedures creating and affecting DTC. See "Description of the Notes-Book Entry Registration Notes." Upon the issuance of fully registered, certificated Notes, such reports will be sent to each Noteholder. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles.

                               PROSPECTUS SUMMARY

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus. A listing of pages on which some of such terms are defined can be found in the "Index of Terms" herein.

Issuer............................    Copelco Capital Funding Corp. II (the
                                      "Issuer"), a Delaware corporation. The
                                      Issuer's offices are located at East Gate
                                      Center, 700 East Gate Drive, Mount Laurel,
                                      New Jersey 08054-5400 and its phone number is (609) 231-9600. The Issuer has been established as a bankruptcy remote entity, wholly-owned by Copelco Capital, Inc. and is intended to be a limited-purpose corporation. Accordingly, the Issuer's operations have been restricted so that
                                      (a) it does not engage in business with, or incur liabilities to, any other entity which may bring bankruptcy proceedings against the Issuer; and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Issuer will have no significant assets other than the Trust
                                      Fund (as described below) and the trust
                                      funds securing other notes issued by the Issuer in one or more rated transactions.

Securities Offered................    $__________ (approximate) aggregate
                                      principal amount of the Floating Rate
                                      Class A Lease-Backed Notes, Series 1996-A
                                      (the "Class A Notes") and $ ____________
                                      (approximate) aggregate principal amount of the ___% Class B Lease-Backed Notes,
                                      Series 1996-A (the "Class B Notes";
                                      together with the Class A Notes, the
                                      "Offered Notes"). In addition, the Issuer will be issuing, through a private placement, $__________ (approximate) aggregate principal amount of the ____%
                                      Class C Lease-Backed Notes, Series 1996-A
                                      (the "Class C Notes"; together with the
                                      Class A Notes and the Class B Notes, the
                                      "Notes"). The Class B Notes will be
                                      subordinated to the Class A Notes to the extent provided in the Indenture as described herein. The Class C Notes will be subordinated to the Offered Notes to the extent provided in the Indenture as described herein. The Class C Notes are
                                      not offered hereby. The combined aggregate principal amount of the Class A Notes the Class B Notes and the Class C Notes will comprise the initial principal amount (the "Initial Principal Amount") of the Notes. The aggregate principal amounts of the Class A Notes, the Class B Notes and the Class C Notes set forth herein are based upon the Discounted Present Value of the Leases (as defined herein) as of ________, 1996 (the "Cut-Off Date") calculated at the Statistical Discount Rate. The Initial Principal Amount of the Notes will be calculated using the actual Discount Rate.

Denominations.....................    The Notes will be issued in minimum
                                      denominations of $100,000 and integral
                                      multiples of $1,000 in excess thereof,
                                      except that one Class A Note, Class B Note and Class C Note may be issued in another denomination.

Interest Rate.....................    LIBOR (as defined herein) plus ___% on the
                                      Class A Notes (the "Class A Interest
                                      Rate"), calculated on the basis the actual number of days elapsed in a year of 360 days; ___% per annum on the Class B Notes
                                      (the "Class B Interest Rate") and ___% per annum on the Class C Notes (the "Class C
                                      Interest Rate"), calculated on the basis of a year of 360 days comprised of twelve
                                      30-day months.

Initial Principal
Amount............................    $__________ for the Class A Notes (the
                                      "Class A Initial Principal Amount"), $
                                      __________ for the Class B Notes (the
                                      "Class B Initial Principal Amount") and
                                      $__________ for the Class C Notes (the
                                      "Class C Initial Principal Amount"). The
                                      Class A Initial Principal Amount will be equal to __% (the "Class A Percentage") of the Discounted Present Value of the Leases

                                      (as defined herein) as of the Cut-Off
                                      Date, the Class B Initial Principal Amount will be equal to __% (the "Class B Percentage") of the Discounted Present Value of the Leases as of the Cut-Off Date and the Class C Initial Principal Amount will be equal to ___% (the "Class C Percentage") of the Discounted Present Value of the Leases as of the Cut-Off Date. See "Description of the Notes."

Discounted Present
Value of the Leases...............    The Discounted Present Value of the Leases
                                      (the "Discounted Present Value of the
                                      Leases"), at any given time, shall equal the future remaining scheduled payments
                                      (not including delinquent amounts) from
                                      the Leases (including Non-Performing
                                      Leases), discounted at a rate equal to
                                      ____% (the "Discount Rate") which rate is equal to the sum of (a) the weighted average Interest Rate of the Class A Notes
                                      (calculated at the Swap Rate (as defined herein)), the Class B Notes and the Class
                                      C Notes on the Issuance Date and (b) the
                                      Servicing Fee Rate of 0.75% per annum. The
                                      "Discounted Present Value of the
                                      Performing Leases", equals the Discounted
                                      Present Value of the Leases, reduced by
                                      all future remaining scheduled payments on the Non-Performing Leases (not including delinquent amounts), discounted at
                                      Discount Rate. See "Description of the
                                      Notes--General." "Statistical Discounted
                                      Present Value of the Leases" means an
                                      amount equal to the future remaining
                                      scheduled payments from the Leases as of the Cut-off Date, discounted at a rate equal to ____%. The Statistical Discounted
                                      Present Value of the Leases as of the
                                      Cut-Off Date is $________
                                      and will not vary materially from the
                                      Discounted Present Value of the Leases as of the Cut-Off Date. See "The Series

                                      Pool--The Equipment." The aggregate
                                      Discounted Present Value of the Leases as of the Cut-Off Date, calculated at the Discount Rate is $______________.

                                      "Non-Performing Leases" are (a) Leases
                                      that have become more than 123 days
                                      delinquent or (b) Leases that have been
                                      accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices. See "The Series Pool--The Leases."

Stated Maturity...................    _____________. However, if all payments on
                                      the Leases are made as scheduled, final
                                      payment with respect to the Notes would
                                      occur prior to stated maturity.

The Notes.........................    The Notes will represent obligations
                                      solely of the Issuer.

Seller and Servicer...............    Copelco Capital, Inc., a Delaware
                                      corporation ("Copelco Capital", the
                                      "Seller," or in its capacity as servicer, the "Servicer"). Copelco Capital will enter into a sales and servicing agreement
                                      (the "Sales and Servicing Agreement") with the Issuer to sell and service the Leases included in the Series Pool and make
                                      Servicer Advances (as defined herein),
                                      concurrently with the sale of the Leases by Copelco Capital to the Issuer, Copelco
                                      Capital's interest in the Equipment (which is either an ownership interest or a security interest) will be transferred to the Issuer as a contribution of capital.
                                      Contemporaneously with the sale, the
                                      Issuer will transfer its interests in the Leases and Equipment to the Trustee in accordance with the provisions of the Indenture (as defined herein).

Trust Fund........................    The Trust Fund will consist of a pool (the
                                      "Series Pool") of equipment lease
                                      contracts consisting of equipment lease
                                      contracts of copiers, facsimile machines, computers and other business equipment
                                      (the "Lease Contracts") including all
                                      payments due thereunder (the "Lease
                                      Receivables"; together with the Lease
                                      Contracts, the "Leases") and the interest in the related leased equipment (the
                                      "Equipment") transferred by Copelco

                                      Capital to the Issuer. In addition, the
                                      Trust Fund will include the Swap Agreement and the funds on deposit in the Reserve Account.

Trustee...........................    Manufacturers and Traders Trust Company
                                      (the "Trustee"). The Trustee's offices are located at One M&T Plaza, 7th Floor,
                                      Buffalo, New York 14203.

Determination Date................    The fifth day prior to each Payment Date
                                      (or the preceding business day, if such
                                      day is not a business day). On such date
                                      (each, a "Determination Date"), the
                                      Servicer will determine the amount of
                                      payments received since the preceding
                                      Determination Date, or in the case of the first Determination Date, the Cut-Off
                                      Date, (each such period, a "Due Period") which will be available for distribution on the Payment Date. See "Description of the Notes--Distributions on Notes."

Payment Date......................    Payments on the Notes will be made on the
                                      twentieth day of each month (or if such
                                      day is not a business day, the next
                                      succeeding business day), commencing on
                                      _______, 1996 (each, a "Payment Date"), to holders of record on the last day of the immediately preceding calendar month
                                      (each, a "Record Date"). See "Description of the Notes--Distributions on Notes."

Interest Payments.................    On each Payment Date, the interest due
                                      (the "Interest Payments") with respect to the Class A Notes, the Class B Notes and the Class C Notes since the last Payment
                                      Date, will be the interest that has
                                      accrued on such Notes since the last
                                      Payment Date, or in the case of the first
                                      Payment Date, since ________, 1996 at the applicable Interest Rate applied to the then unpaid principal amounts (the
                                      "Outstanding Principal Amounts") of the

                                      Class A Notes, the Class B Notes and the
                                      Class C Notes, respectively (the
                                      "Outstanding Class A Principal Amount",
                                      the "Outstanding Class B Principal Amount" and the "Outstanding Class C Principal Amount", respectively), after giving effect to payments of principal to the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, respectively, on the preceding Payment Date. See "Description of the
                                      Notes--General" and "Distributions on
                                      Notes."

Principal Payments................    For each Payment Date, each of the Class A
                                      Noteholders, the Class B Noteholders and the Class C Noteholders will be entitled to receive payments of principal
                                      ("Principal Payments") to the extent funds are available therefor in the priorities set forth in the Indenture and described herein under "-Application of Payments" and "Description of the
                                      Notes-Distributions on Notes." On each
                                      Payment Date, the Principal Payment
                                      payable to the Noteholders is as follows:
                                      (a) to the Class A Noteholders, the amount necessary to reduce the Outstanding Class
                                      A Principal Amount to the Class A Target
                                      Investor Principal Amount (the "Class A
                                      Principal Payment"), (b) to the Class B
                                      Noteholders, the amount necessary to
                                      reduce the Outstanding Class B Principal
                                      Amount to the Class B Target Investor
                                      Principal Amount (the "Class B Principal

                                      Payment"), and (c) to the Class C
                                      Noteholders, the amount necessary to
                                      reduce the Outstanding Class C Principal
                                      Amount to the Class C Target Investor
                                      Principal Amount (the "Class C Principal
                                      Payment"); provided, however, that Class C
                                      Principal Payment otherwise distributable to the Class C Noteholders will instead be distributed pro rata to the Class A

                                      Noteholders and the Class B Noteholders to the extent that the Subordinated Amount (after giving effect to the disbursements to be made on such date) is less than the Required Subordinated Amount. In addition, on each Payment Date on which the Investor Percentage is greater than the Investor Percentage Target, an amount equal to the lesser of (i) remaining Available Funds up to the Additional Principal Scheduled Amount with respect to such Payment Date and (ii) the amount necessary to reduce the Investor Percentage (after giving effect to all disbursements made on such Payment Date) to the Investor Percentage Target will be disbursed as an additional reduction of principal to the Noteholders pro rata based on the relative percentage of the Outstanding Principal Amount of the Notes represented by the Class A Notes, the Class B Notes and the Class C Notes, respectively (each, an "Additional Principal Payment").

                                      The "Additional Principal Scheduled
                                      Amount" means the amount set forth
                                      in Schedule A hereto.

                                      The "Class A Target Investor Principal
                                      Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Target Investor Principal Amount for such Payment Date.

                                      The "Class B Target Investor Principal
                                      Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Target Investor Principal Amount for such Payment Date.

                                      The "Class C Target Investor Principal
                                      Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Target Investor Principal Amount for such Payment Date.

                                      The "Investor Percentage" with respect to each Payment Date is the lesser of (a) 100% and (b) the percentage equivalent of a fraction (i) the numerator of which is the Outstanding Principal Amount of the

                                      Notes as of the end of the immediately
                                      preceding calendar month and (ii) the
                                      denominator of which is the Discounted
                                      Present Value of the Performing Leases as of the related Determination Date.

                                      The "Investor Percentage Target" equal to
                                      100% minus the Overcollateralization
                                      Target Percentage.

                                      The "Overcollateralization Target
                                      Percentage" equals __%.

                                      The "Required Subordinated Amount" is $
                                      ____________.

                                      The "Subordinated Amount" with respect to any Payment Date means the sum of (a) the Outstanding Class C Principal Amount, (b) the excess of the Discounted Present Value of the Performing Leases over the Outstanding Principal Amount of the Notes and (c) the Available Reserve Amount.

                                      The "Target Investor Principal Amount"
                                      with respect to each Payment Date is an
                                      amount equal to the product of (a) the
                                      Discounted Present Value of the Performing
                                      Leases determined as of the related
                                      Determination Date and (b) the Investor
                                      Percentage in respect of the immediately preceding Payment Date.

The Series Pool...................    The Series Pool will consist of the Leases
                                      as of the Cut- Off Date, plus any
                                      Substitute Leases and any Additional
                                      Leases (as defined herein), excluding any Leases which have been replaced by one or more Additional Leases or Substitute
                                      Leases, the interest of the Issuer in
                                      the related Equipment, the funds on
                                      deposit in the Reserve Account and the
                                      Swap Agreement. See "The Series Pool"
                                      and "Certain Legal Matters Affecting a
                                      Lessee's Rights and Obligations."


                                      Copelco Capital will represent and warrant that, as of the Cut-Off Date, all Leases were current or less than 63 days delinquent and that the Lessees have made at least one lease payment.

Equipment.........................    As of the Cut-Off Date, _____% of the
                                      Statistical Discounted Present Value of
                                      the Leases consisted of leases of copier equipment. The remaining Leases consisted of Leases of facsimile machines, computers and other business equipment.

Lessees...........................    The Lessees consist of businesses and
                                      business owners (each, a "Lessee"; and
                                      collectively, the "Lessees"). As of the
                                      Cut-Off Date, the Collateral included
                                      _____ separate Leases and _____ Lessees.
                                      As of the Cut-Off Date, Leases relating to Lessees in any one state did not account for more than _____% of the Statistical
                                      Discounted Present Value of the Leases.
                                      See "The Series Pool--The Leases."

Certain Lease Terms...............    The Leases are triple-net leases,
                                      requiring the Lessee to pay all taxes,
                                      maintenance and insurance associated with the Equipment. The Leases are non-cancelable by the Lessees. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason.
                                      Each Lessee entered into its Lease for
                                      specified Equipment designated in
                                      schedules incorporated into the Lease. The schedules, among other things, establish the payments and the term of the Lease with respect to such Equipment. The Leases have remaining terms to maturity, calculated as of the Cut-Off Date, of between approximately _ and __ months and a weighted average term to stated maturity of ____ months. See "The Series Pool--The

                                      Leases."

Additions and
Substitutions.....................    Although the Leases will be non-cancelable
                                      by the Lessees, Copelco Capital has, from time to time, permitted early termination by Lessees ("Early Lease Termination") or other modifications of the lease terms in certain circumstances, including, without limitation, in connection with a full or partial buy-out or equipment upgrade.

                                      In the event of an Early Lease Termination which has been prepaid in full, the Issuer will have the option to reinvest the proceeds of such Early Termination Lease in one or more Leases having similar characteristics for such terminated Lease (each, an "Additional Lease").

                                      In addition, Copelco Capital will have the option to substitute one or more leases having similar characteristics (each, a "Substitute Lease") for (a) Non-Performing Leases and (b) Leases subject to repurchase as a result of a breach of representation and warranty ("Warranty Lease"). The aggregate Discounted Present Value of the Leases that may be Substitute Leases is limited to an amount not in excess of 10% of the aggregate Discounted Present Value of the Leases as of the Cut-Off Date.

                                      In no event will the aggregate scheduled payments of the Substitute Lease(s) and Additional Lease(s) when added to the Leases be materially less than the aggregate scheduled payments of the Leases prior to such substitution or reinvestment. In addition, after giving effect to such additions and substitutions the booked Residual Value of the aggregate booked Residual

                                      Value of the Leases, including such
                                      Substitute Leases and Additional Leases, must not be less than __% of the Discounted Present Value of
                                      Performing Leases. Additionally,
                                      either the final payment on such
                                      Substitute Lease or Additional Lease must be on or prior to ________, 200_ or, to the extent the final payment on such Lease is due subsequent to ___________, 200_, only scheduled payments due on or prior to such date may be included in the Discounted Present Value of such Lease for the purpose of making any calculation under the Indenture.

                                      In the event that an Early Lease
                                      Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "The Series Pool--The Leases."

                                      In addition, following the transfer of any Lease to the Series Pool, there may be adjustments to such Lease which modify one or more terms of such Lease, such as payment amount or payment date. Such administrative adjustments may result in a re-booking of such Lease, but will not be considered to be a substitution or prepayment of such Lease. To the extent that such administrative adjustments in the aggregate result in a breach of the representations and warranties of the Seller with respect to the such Leases, Copelco Capital will be required to contribute additional Leases to the extent necessary to remedy such breach.

Payments on Leases................    All payments on Leases will be made by the
                                      Lessees to the order of the Issuer to the address specified by Servicer. The
                                      Servicer will deposit the proceeds of such payments to the Collection Account (as defined herein) within two Business Days of the receipt thereof. See "Description of the Notes--Collection Account."

Swap Agreement....................    The Issuer will enter into an agreement
                                      (the "Swap Agreement") with ___________
                                      (the "Swap Counterparty"). Under the terms

                                      of the Swap Agreement, the Swap
                                      Counterparty will make a floating payment to the Issuer each month indexed to the one-month London interbank offered rate ("LIBOR") in return for a fixed rate (the "Swap Rate") calculated by reference to the Notional Amount. The Notional Amount will equal the product of (a) the Investor Percentage, (b) the Class A Percentage and
                                      (c) the Discounted Present Value of the
                                      Performing Leases as of the end of the
                                      immediately preceding month. Amounts
                                      payable by the Issuer under the Swap
                                      Agreement will be
                                      made from collections on the fixed-rate
                                      Leases as set forth in the Indenture.

Advances by Servicer..............    Prior to any Payment Date, the Servicer
                                      may, but will not be required to, advance
                                      (each, a "Servicer Advance") to the
                                      Trustee, an amount sufficient to cover
                                      delinquencies on Leases in the Trust Fund with respect to the prior Due Period. The
                                      Servicer will be reimbursed for Servicer
                                      Advances not recovered from late payments from Available Funds on the Payment Date following the date on which the Servicer determined such Lease to be a Non-Performing Lease. See "Description of the Notes--- Advances by Servicer."

Servicing Fee.....................    A Servicing Fee (the "Servicing Fee"),
                                      will be paid monthly to the Servicer on
                                      each Payment Date from amounts in the
                                      Collection Account and will be calculated by multiplying one-twelfth of 0.75% times the Outstanding Principal Amount of the Notes at the Determination Date for such Payment Date before application of payments with respect thereto.

                                      The Servicing Fee will be paid to the
                                      Servicer for servicing the Series Pool and to pay certain administrative expenses in connection with the Notes, including
                                      Trustee fees and expenses. See "Copelco
                                      Capital Lease Underwriting and Servicing."

Use of Proceeds...................    The net proceeds from the sale of the
                                      Offered Notes will be used to purchase the Leases from Copelco Capital. In addition, the net proceeds from the private placement of the Class C Notes will be used for the same purpose. Copelco Capital will use such amounts to repay bank indebtedness and for general corporate purposes.

The Indenture.....................    The Notes are to be issued pursuant to,
                                      and is to be in such form, bear interest and be payable on such terms as are prescribed in an indenture (the
                                      "Indenture") to be executed between the
                                      Issuer and the Trustee.


Available Funds...................    After deducting amounts owing to the Swap
                                      Counter-Party and the monthly Servicing
                                      Fee, the projected cash flow from the
                                      Leases and the proceeds from the Swap
                                      Agreement will be sufficient to make all scheduled payments of principal and interest on the Notes, assuming no defaults, prepayments of Leases or casualty losses. See "Risk Factors-
                                      Maturity and Prepayment Considerations."
                                      On each Payment Date, the Trustee will use such funds (after paying the monthly
                                      Servicing Fee
                                      and amounts owing the Swap Counter-Party) to make required payments of principal and interest to Noteholders.

                                      Funds received on or prior to the related
                                      Determination Date ("Available Funds")
                                      will be available for distribution by the Trustee on a Payment Date and will include:


                                      a) Lease Payments due during the prior Due
                                         Period;

                                      b) Residual Values up to the Residual
                                         Amount Cap;

                                      c) recoveries from Non-Performing Leases
                                         (except to the extent required to
                                         reimburse unreimbursed Servicer
                                         Advances);

                                      d) proceeds from repurchases by Copelco
                                         Capital of Leases as a result of
                                         breaches of representations and
                                         warranties by Copelco Capital;

                                      e) proceeds from investment of funds in
                                         the Collection Account and the Reserve
                                         Account;

                                      f) Casualty Payments (as defined herein);

                                      g) Servicer Advances;

                                      h) Termination Payments; and

                                      i) amounts received under the Swap
                                         Agreement.

Application of
Payments..........................    Monthly distributions will be made by the
                                      Trustee from Available Funds in the
                                      following priority:

                                      a) to pay the Servicing Fee;

                                      b) to reimburse unreimbursed Servicer
                                         Advances in respect of a prior Payment
                                         Date;

                                      c) to pay amounts owing by the Issuer
                                         under the Swap Agreement;

                                      d) to make Interest Payments owing on the
                                         Class A Notes;

                                      e) to make Interest Payments owing on the
                                         Class B Notes;

                                      f) to make Interest Payments owing on the
                                         Class C Notes;

                                      g) to make the Class A Principal Payment
                                         until the Outstanding Principal Amount
                                         of the Class A Notes has been reduced
                                         to zero;

                                      h) to make the Class B Principal Payment
                                         until the Outstanding Principal Amount
                                         of the Class B Notes has been reduced
                                         to zero;

                                      i) to make the Class C Principal Payments
                                         until the Outstanding Principal Amount
                                         of the Class C Notes has been reduced
                                         to zero; provided, however, that if the
                                         Subordinated Amount is less than the
                                         Required Subordinated Amount, the
                                         amount otherwise distributable to the
                                         Class C Noteholders will be disbursed
                                         pro rata as an additional reduction of
                                         principal to the Class A Noteholders
                                         and the Class B Noteholders;

                                      j) to make the Additional Principal
                                         Payment if the Investor Percentage
                                         (after giving effect to the Principal
                                         Payments made on such Payment Date)
                                         exceeds the Investor Percentage Target,
                                         such disbursement to be made to the
                                         Noteholders pro rata based on the
                                         relative percentage of the Outstanding
                                         Principal Amount of the Notes
                                         represented by the Class A Notes, the
                                         Class B Notes and the Class C Notes,
                                         respectively;

                                      k) to the Reserve Account, an amount equal
                                         to the excess of the Required Reserve
                                         Amount over the Available Reserve
                                         Amount;

                                      l) to the Issuer, the balance, if any.

                                      See "Description of the Notes-Distribution on Notes."


Redemption........................    The Issuer will have the option, subject
                                      to certain conditions, to redeem all, but not less than all, of the Notes and thereby cause early repayment of the Notes as of any Payment Date on which the Discounted Present Value of the Performing
                                      Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date (after giving effect to the payment of principal on such Payment Date). See "Description of the
                                      Notes--Redemption."

Residual Values...................    Aggregate cash flows realized from
                                      residual values on the Equipment (the
                                      "Residual Values"), shall be deposited
                                      into the Collection Account for
                                      distribution up to $__________ (the
                                      "Residual Amount Cap"), and will provide additional credit support to the Notes. Actual
                                      Residual Values may be more or less than book value.

Subordination.....................    The Class A Notes will be senior in right
                                      of payment to the Class B Notes and the
                                      Class B Notes will be senior in right to the Class C Notes to the extent described herein. See "Description of the
                                      Notes--Distributions on the Notes."

Reserve Account...................    The Noteholders will have the benefit of
                                      funds on deposit in an account (the
                                      "Reserve Account") to the extent that the there is a shortfall in the amount available to pay the Servicer Fee and to make interest and principal payments on the Notes, on any Payment Date. The
                                      Reserve Account will be funded by an
                                      initial deposit of $____________.
                                      Thereafter, to the extent provided in the Indenture, additional deposits will be made to the Reserve Account to the extent that the amount on deposit in the Reserve

                                      Account (the "Available Reserve Amount") is less than __________ (the "Required Reserve Amount"). Additional credit enhancement will be provided by overcollateralization which will initially be in an amount equal to __% of the Discounted Present Value of the Leases on the Cut-Off Date.

Federal Income Tax
Considerations....................    It is intended that the Notes will be
                                      characterized as indebtedness of the
                                      Issuer for federal income tax purposes. If characterized as indebtedness, interest on the Notes will be taxable as ordinary income when received by a Noteholder on the cash method of accounting and when accrued by Noteholders on the accrual method of accounting. See "Certain Federal
                                      Income Tax Considerations."

ERISA
Considerations....................    The Employee Retirement Income Security
                                      Act of 1974, as amended ("ERISA") places certain restrictions on those pension and other employee benefits plans to which it applies. Before purchasing any of the Notes, fiduciaries of such plans should determine whether an investment in the Notes is appropriate under ERISA. See
                                      "ERISA Considerations."

Rating............................    It is a condition to the issuance of the
                                      Offered Notes that the Offered Notes be
                                      rated in one of the four highest
                                      categories by at least one nationally
                                      recognized statistical rating
                                      organization. The ratings assess the
                                      likelihood of timely payment of interest and the ultimate payment of principal to the Noteholders. There is no assurance that any rating will not be lowered or withdrawn if, in the judgement of any Rating Agency, circumstances in the future so warrant.
                                      See "Rating of the Notes."

                                  RISK FACTORS

     Limited Liquidity. There is currently no public market for the Offered Notes and there is no assurance that one will develop. The Underwriter expects, but is not obligated, to make a market in the Offered Notes. There is no assurance that any such market will be created or, if so created, will continue. If no public market develops, the Offered Noteholders may not be able to liquidate their investment in the Offered Notes prior to maturity.

     Prepayments. Because the rate of payment of principal on the Notes will depend, among other things, on the rate of payment on the Leases and the timing and amounts of Residual Values, such rate of payment of principal on the Notes cannot be predicted. Payments on the Leases will include scheduled payments as well as prepayments permitted by Copelco Capital as the Servicer (to the extent not replaced with Substitute Leases), payments as a result of Non-Performing Leases, Casualty Payments (as defined herein), and payments upon repurchases by Copelco Capital on account of a breach of certain representations and warranties in the related Sales and Servicing Agreement (any such voluntary or involuntary prepayment, a "Prepayment"). The rate of early terminations of Leases due to Prepayments and defaults may be influenced by a variety of economic and other factors which cannot be specified at this time. The risk of reinvesting distributions of the principal of the Notes will be borne by the Noteholders. See "Prepayment and Yield Considerations."

     Additional Leases and Substitute Leases. As described herein, pursuant to the Sales and Servicing Agreement, Copelco Capital may have the option, but not the obligation, to designate one or more leases in its portfolio to be an Additional Lease as a replacement for any prepaid in full lease, in which event the scheduled payments from such Additional Lease will replace (in whole or in part) the remaining scheduled payments on a prepaid in full Lease. In the event (and only to the extent) that Copelco Capital makes such a designation, the amount (or portion thereof) received by the Issuer with respect to a Prepayment will be allocated directly to Copelco Capital and the payments with respect to the related Notes will be dependent upon the scheduled payments received on such Additional Leases. In addition, pursuant to the Sales and Servicing Agreement, Copelco Capital may have the option, but not the obligation to substitute one or more leases as Substitute Leases up to an aggregate Discounted Present Value of 10% of the Discounted Present Value of the Leases as of the Cut-Off Date in exchange for Non-Performing Leases or Leases subject to repurchase as a result of a breach of a representation and warranty ("Warranty Leases"). Accordingly, payments of principal of and interest on the Notes may be dependent, in part, upon payments received on such Additional Leases. In addition, to the extent that Copelco Capital does not designate one or more leases as Additional Leases in connection with the prepayment of a Lease or Substitute Leases in the case of partial prepayments, Non-Performing Leases or Warranty Leases, the Discounted Present Value of the Performing Leases will be decreased. See "Prepayment and Yield Considerations."

     Security Interests in the Equipment. The Leases will consist of either finance Leases (where substantially all of the value of the Equipment is financed by the lease payments) or operating leases (where substantially less than all of the value of the Equipment is recovered through the lease payments). See "The Leases" herein. Finance leases include Leases ("Nominal Buy-Out Leases") which contain a nominal purchase option upon expiration or other terms which may be deemed effectively to vest equitable ownership of the Equipment in the Lessee. Prior to the Cut-Off Date, Copelco Capital will have filed Uniform Commercial Code ("UCC") financing statements in its favor against Lessees in respect of Equipment, including Equipment subject to Nominal-Buy-Out Leases, with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment to the extent the original Equipment cost of the related Equipment is less than $25,000. In addition, the Indenture and the Sale and Servicing Agreement will require UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC financing statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee to be filed in favor of the Issuer or the Trustee in states in which Equipment relating to not less than 75% of the Discounted Present Value of the Leases as of the Cut-Off Date is located (the "Filing Locations"). To the extent UCC financing statements evidencing Copelco Capital's security interest in the Equipment have not been filed against the Lessee and to the extent the Equipment is located in the states other than the Filing Locations, any such security interests in the Equipment will not be perfected in favor of the Issuer or the Trustee and another party (such as other creditors of Copelco Capital) may acquire rights in Copelco Capital's interest in the Equipment superior to those of the Issuer or the Trustee. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

     Restrictions on Recoveries. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that the Issuer must rely on repossession and disposition of Equipment to cover losses on Non-Performing Leases, the Issuer may not realize the full amount due because of the application of those requirements and restrictions. Other factors that may affect the ability of the Issuer to realize the full amount due on a Lease include the failure to file financing statements to perfect the Issuer's security interest in the Equipment against a Lessee, depreciation, obsolescence, damage or loss of any item of Equipment, and the application of federal and state bankruptcy and insolvency laws. As a result, the Noteholders may be subject to delays in receiving payments and losses. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

     Insolvency of Copelco Capital. Copelco Capital believes that each transfer of the Leases to the Issuer should be treated as an absolute and unconditional sale. However, in the event of an insolvency of Copelco Capital, a court could attempt to recharacterize the sale of the related Leases by Copelco Capital to the Issuer as a loan by Copelco Capital from the Issuer, secured by a pledge of such Leases or could allow the trustee in bankruptcy to repudiate the Leases that are operating leases and all obligations thereunder. Such an attempt, even if unsuccessful, could result in delays in payments of the related Notes. If such an attempt were successful, such Notes would be accelerated, and the Trustee's recovery on behalf of the Noteholders could be limited to the then current value of the Leases or the underlying Equipment. Thus, the Noteholders could lose the right to future payments and might incur reinvestment losses on amounts recovered. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

     Credit Enhancement. Credit enhancement with respect to the Offered Notes will be provided by the subordination of Class C Notes, limited overcollateralization and funds on deposit in the Reserve Account. In addition, the Class A Notes have the benefit of the subordination of the Class B Notes. However, on any Payment Date the amount available to Noteholders is limited to the extent of funds on deposit in the Reserve Account and the Collection Account. In addition, payment of principal and interest on the Offered Notes will be supported by the Residual Values of the Equipment up to the Residual Amount Cap. Therefore, if a Lease becomes a non-performing lease at a time when total losses on the Leases is in excess of the outstanding principal amount of any subordinated Class and, the amount, if any, available to be withdrawn from the Reserve Account is reduced to zero, the holders of Notes of such Class may be forced to rely solely on the proceeds from the realization of Residual Values on the Equipment for ultimate payment of principal and interest on such Class of Notes. The aggregate amount of Residual Values available to Noteholders will not exceed the Residual Amount Cap.

     Swap Counter-Party Rating. The rating of Notes will depend on the creditworthiness of the Swap Counter-Party. Any reduction in the rating assigned to the ability of the Swap Counter-Party to honor the terms of the Swap Agreement below the rating initially given to the Notes would likely result in a reduction in the rating assigned to the Notes on the Issuance Date.

     Non-Recourse Obligations. The Notes represent debt obligations of the

Issuer secured by the Trust Fund only and do not represent interests in or recourse obligations of Copelco Capital or any of its affiliates other than the Issuer. The Issuer is a special purpose corporation with limited assets. Consequently, the Noteholders must rely solely upon the Leases, the Equipment and funds in the Reserve Account, if any, and the Swap Agreement for payment of principal of and interest on the Notes. If no funds are on deposit in the Reserve Account and the payments made on the Leases and the disposition proceeds of the Equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency.

     Book-Entry Registration. The Notes offered hereby initially will be represented by one or more Notes registered in the name of the Depository Trust Company ("DTC") and will not be registered in the names of the beneficial owners or their nominees. As a result of this, unless and until Definitive Notes are issued, beneficial owners will not be recognized by the Issuer or the Trustee as Noteholders, as that term is used in each Indenture. Hence, until such time, beneficial owners will only be able to exercise the rights of Noteholders indirectly, through DTC and its participating organizations, and will receive reports and other information provided for under the Indenture only if, when and to the extent provided by DTC and its participating organizations. See "Description of the Notes--Book-Entry Registration."

                                 USE OF PROCEEDS

     The net proceeds from the sale of the Notes will be used to purchase the Leases from Copelco Capital. Copelco Capital will utilize the proceeds from the sale of the Leases to repay bank debt and for general corporate purposes.

                                 THE SERIES POOL

     The Leases. As of __________, 1996 (the "Cut-Off Date"), the Notes will be secured by _____ Leases with _____ Lessees. The Lessees are businesses and business owners throughout the United States. The Leases were originated by the Document Image Division, the Computer Division and the Major Accounts Division (or their predecessors) (the "Origination Divisions"). See "Risk Factors," "Security for the Notes" and "Certain Legal Matters Affecting a Lessee's Rights and Obligations." The statistical information included herein was computed using the Statistical Discounted Present Value of the Leases as of the Cut-Off Date. The Statistical Discounted Present Value of the Leases will not vary materially from the Discounted Present Value of the Leases as of the Cut-Off Date.

     The Leases are triple-net leases which impose no affirmative obligations on the Lessor, and are noncancelable by the Lessees. Under certain conditions, however, Copelco Capital may consent to prepayment of the Leases. Generally Copelco Capital will consent to a prepayment of a Lease where the Lessee is upgrading the Equipment. All payments under the Leases are absolute, unconditional obligations of the Lessees without right of offset for any reason. Such payments will be made by the Lessees to the Servicer for the account of the Issuer.

     Each Lessee entered into its Lease for specified Equipment which may be designated in schedules incorporated into the Lease. To the extent not set forth in the Lease Contract, the schedules, among other things, establish the monthly payments and the term of the Lease with respect to such Equipment. The Leases follow one of several different forms of lease agreement, with occasional modifications which do not materially affect the basic terms of the Leases. The weighted average remaining term of the Series Pool is _____ months. Copelco Capital will represent and warrant that, as of Cut-Off Date, all Leases will be current or less than 63 days delinquent and all Leases will have made at least one payment.

     Lessees covenant to maintain the Equipment and install it at a place of business agreed upon with Copelco Capital. Delivery, transportation, repairs and maintenance are the obligation of the Lessees, and all Lessees are required to carry, at their respective expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Such insurance proceeds will constitute Casualty Payments (as defined herein). Subject to certain exceptions, if the Lessee does not provide evidence of insurance coverage within 90 days of the commencement of the Lease, Copelco Capital obtains such insurance and invoices the Lessee for the cost thereof. Any defaults under a Lease (as such, a "Non-Performing Lease," as defined herein) permit a declaration as immediately due and payable all remaining Lease payments under the Lease and the immediate return of the Equipment. Generally, any payments received six days after the scheduled payment date are subject to late charges.

     "Non-Performing Leases" are (a) Leases that have become more than 123 days delinquent or (b) Leases that have been accelerated by the Servicer or Leases that the Servicer has determined to be uncollectible in accordance with its customary practices.

     At the end of the Lease term, the Lessee must return the Equipment with certification from the manufacturer that the Equipment is in good working order, normal wear and tear excepted, unless the Lease is renewed or the Equipment is purchased by the Lessee.

     Historically, approximately __% of Equipment leased by the Origination Divisions is purchased or relet by the original lessee at the expiration of the lease term. "Nominal Buy-Out" Leases comprise ______% of the Leases. Pursuant to the terms of the Leases, the Lessee is required to advise Copelco Capital at least 90 to 120 days prior to the Lease termination of its intent to return the Equipment at the expiration of the Lease. In most cases, the failure by a Lessee to so advise Copelco Capital results in an automatic renewal of the Lease for a period ranging from four months to one year. For Equipment which is returned to Copelco Capital by the lessees, Copelco Capital participates in an active secondary market for the sale of used equipment.

     The Equipment. The Equipment subject to the Leases is purchased by Copelco Capital under direct specifications and instructions from the Lessees. As of the

CutOff Date, ____% of the Statistical Discounted Present Value of the Leases consisted of Leases of copier equipment. The remaining Leases consist of Leases of facsimile machines, computers and other business equipment.

     Certain Information with Respect to the Leases and the Lessees. The following tables summarize certain information with respect to the Leases and the Lessees as of the Cut-Off Date.

                                   DISTRIBUTION OF LEASES BY STATE

                                                                            Percentage of
                                         Percentage                          Statistical    Aggregate
         Number   Percentage    Number       of      Aggregate Statistical    Discounted    Original        Percentage of
           of      of Number      of      Number of  Discounted Present     Present Value   Equipment         Original
 State   Leases    of Leases  Lessees(1)   Lessees   Value of the Leases     of the Leases    Cost         Equipment Cost
 -----   ------    ---------  ----------   -------   -------------------     -------------   ------        --------------












- ------------------------------------------------------------------------------------------------------------------------------
Total...
==============================================================================================================================

(1) Total number of Lessees is greater than the total number of Lessees appearing in the Distribution of Leases by Lessee Table because several Lessees have Leases in more than one state.

                     DISTRIBUTION OF LEASES BY LEASE BALANCE

                                                                               Percentage
                                                                                   of
                                                            Aggregate          Statistical                           Percentage
                                                           Statistical         Discounted          Aggregate             of
 Statistical Discounted     Number       Percentage         Discounted           Present           Original           Original
  Present Value of the        of         of Number       Present Value of       Value of           Equipment          Equipment
         Leases             Leases       of Leases            Leases              Leases              Cost               Cost
        --------            ------       ---------            -------            --------            ------             -----
             $0 -  5,000
          5,001 - 10,000
         10,001 - 15,000
         15,001 - 20,000
         20,001 - 25,000
         25,001 - 30,000
         30,001 - 35,000
         35,001 - 40,000
         40,001 - 45,000
         45,001 - 50,000
         50,001 - 55,000
         55,001 - 60,000
         60,001 - 65,000
         65,001 - 70,000
         70,001 - 75,000
         75,001 - 80,000
         80,001 - 85,000
         85,001 - 90,000
         90,001 - 95,000
        95,001 - 100,000
   greater than $100,000
- ------------------------------------------------------------------------------------------------------------------------------------
Total...................
====================================================================================================================================

                        DISTRIBUTION OF LEASES BY LESSEE


                                                                                  Percentage of
                                                                 Aggregate          Aggregate                             Percentage
                                                                Statistical        Statistical          Aggregate             of
      Statistical                            Percentage         Discounted          Discounted          Original           Original
  Discounted Present         Number          of Number         Present Value      Present Value         Equipment          Equipment
  Value of the Leases      of Lessees        of Lessees          of Leases          of Leases             Cost               Cost
 --------------------      ----------        ----------         -----------        -----------           ------             -----
             $0 - 5,000
         5,001 - 10,000
        10,001 - 15,000
        15,001 - 20,000
        20,001 - 25,000
        25,001 - 30,000
        30,001 - 35,000
        35,001 - 40,000
        40,001 - 45,000
        45,001 - 50,000
        50,001 - 55,000
        55,001 - 60,000
        60,001 - 65,000
        65,001 - 70,000
        70,001 - 75,000
        75,001 - 80,000
        80,001 - 85,000
        85,001 - 90,000
        90,001 - 95,000
       95,001 - 100,000
  greater than $100,000
- ------------------------------------------------------------------------------------------------------------------------------------
Total..................
====================================================================================================================================

                            DISTRIBUTION OF LEASES BY
                       REMAINING MONTHS TO STATED MATURITY


                                                                              Percentage
                                                                                  of                                   Percentage
                                                          Aggregate           Statistical           Aggregate              of
                     Number         Percentage           Statistical          Discounted            Original            Original
Remaining              of            of Number       Discounted Present         Present             Equipment           Equipment
Term                 Leases          of Leases         Value of Leases           Value                Cost                Cost
- ----                 ------          ---------        -----------------          -----               ------              -----
 1 - 12
13 - 24
25 - 36
37 - 48
49 - 60
- ------------------------------------------------------------------------------------------------------------------------------------
Total..........
====================================================================================================================================




                  DISTRIBUTION OF LEASES BY CLASSIFICATION TYPE


                                                      Aggregate
                                                     Statistical        Percentage of
                                     Percentage       Discounted         Statistical         Aggregate        Percentage of
                          Number      of Number    Present Value of      Discounted          Original           Original
      Lease Type        of Leases     of Leases         Leases          Present Value     Equipment Cost     Equipment Cost
- ----------------        ---------     ---------        --------         -------------     --------------     --------------
Finance Lease
Operating Lease
- ------------------------------------------------------------------------------------------------------------------------------------
Total..................
====================================================================================================================================




                DISTRIBUTION OF FINANCE LEASES BY PURCHASE OPTION

                                                                                          Percentage
                                    Percentage                  Percentage                    of                         Percentage
                                        of                          of        Aggregate    Aggregate      Aggregate          of
                          Number      Number        Number        Number      Discounted  Discounted       Original       Original
                            of          of            of            of         Present      Present        Equipment     Equipment

      Lease Type          Leases      Leases      Lessees(1)      Lessees       Value        Value           Cost           Cost
      ----------          -------    --------     ----------     ---------     -------      -------         ------         -----
Fair Market Value

Fixed Purchase Option
Nominal Buyout
- ------------------------------------------------------------------------------------------------------------------------------------
Total..................
====================================================================================================================================

(1) Total number of Lessees is greater than the total number of Lessees appearing in the Distribution of Leases by Lessee Table because several Lessees have numerous Leases, only a portion of which are Nominal Buyout Leases.

                    DISTRIBUTION OF LEASES BY EQUIPMENT TYPE


                                                                                 Percentage
                                                               Aggregate             of
                                                              Statistical       Statistical                           Percentage
                                                              Discounted         Discounted         Aggregate             of
                           Number          Percentage           Present           Present            Original          Original
                             of             of Number          Value of           Value of          Equipment          Equipment
     Equipment Type        Leases           of Leases           Leases             Leases              Cost              Cost
     --------------        ------           ---------          --------           --------            ------            -----


- ------------------------------------------------------------------------------------------------------------------------------------
Total.................
====================================================================================================================================


Historical Delinquency Information. Problem accounts are reviewed by senior management when an account becomes 45 days past due. Lease receivables in the Origination Divisions are evaluated for write-down when they become over 92 days delinquent. General delinquency information for equipment leases in the Origination Divisions that are owned or serviced by Copelco Capital is set forth below:




                        HISTORICAL DELINQUENCY EXPERIENCE

                              Total
                           Receivable
                             Balance
          Date               (000's)         31-60 Days              61-90 Days               91 Days+            Total Delinquency
          ----             -----------     -------------           -------------           -------------          -----------------
                                $          $           %           $           %           $           %           $           %
                                -          -           -           -           -           -           -           -           -
December 31, 1995
December 31, 1994
December 31, 1993
December 31, 1992
December 31, 1991


Historical Default Experience. All accounts assessed over 92 days past due automatically become non-accruing accounts. Any subsequent recoveries offset net losses. General charge-off information for leases in the Origination Divisions that are owned and serviced by Copelco Capital for the period January 1, 1991 to December 31, 1995 is set forth below:

                                         HISTORICAL CHARGE-OFF EXPERIENCE


                                                                     Year Ended December 31,

                                             1995             1994            1993             1992            1991
                                            ------           ------          ------           ------          -----
Average Receivables
  Outstanding(1)......................     $                $               $                $               $

Net Losses............................     $                $               $                $               $


Net Losses as a Percentage of
  Average Receivables.................          %                %               %                %               %

- -----------------------------
(1) Equals the arithmetic average of the beginning of the period Receivable Balance and the end of the period Receivable Balance.

(2)  Includes current recoveries on receivables previously charged-off.

     There can be no assurance that the levels of delinquency and loss reflected in the above tables are or will be indicative of the performance of the Leases in the future.

             COPELCO CAPITAL'S UNDERWRITING AND SERVICING PRACTICES

     General. Copelco Capital, Inc., a Delaware corporation, was incorporated in October 1986. Copelco Capital is a wholly-owned subsidiary of Copelco Financial Services Group, Inc. ("Copelco Financial"). Copelco Capital Capital's primary business consists of originating and servicing leases to healthcare providers, commercial and industrial companies, business owners and individuals. Copelco Capital's address is East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400 and its phone number is (609) 231-9600.

     In May 1993, Copelco Financial (which was incorporated in July 1982) reorganized its two primary operating subsidiaries, Copelco Credit Corporation ("Copelco Credit") and Copelco Leasing Corporation ("Copelco Leasing"), into six strategic business units (each, an "SBU"). Then, effective July 1, 1994, Copelco Leasing was merged into Copelco Credit with Copelco Credit as the surviving legal entity; Copelco Credit then changed its name to Copelco Capital, Inc. merging all of the Copelco Leasing and Copelco Capital leasing operations. Copelco Capital currently consists of seven operating divisions (each, a "Division"): the Document Image Division; the Ambulatory Care Division; the Healthcare Vendor Division; the Manufacturing Technology Division; the Computer Division; the Major Accounts Division and the Canadian Division.

     As of December 31, 1995, Copelco Capital had total assets of $1,399,101,000 compared with $1,102,770,000 on December 31, 1994, total liabilities of $1,295,269,000 compared with approximately $1,016,059,000 on December 31, 1994, shareholder's equity of $103,832,000 compared with $86,711,000 on December 31, 1994 and operating revenues and net income of approximately $155,020,000 and $17,304,000, respectively, compared with approximately $119,646,000 and approximately $14,558,000, respectively, on December 31, 1994.

     Since 1986, Copelco Capital and its predecessors have participated in 28 equipment lease securitization transactions involving the issuance of in excess of $2 billion in securities. Copelco Capital and its predecessors performed all servicing functions in each of these prior transactions, 15 of which remain outstanding.

     The Document Image Division. The Document Image Division of Copelco Capital obtains substantially all of its leases through a marketing program which is directed primarily at major manufacturers and various distributors of copier equipment (each, a "Vendor"). The remainder is obtained through new leases with existing lessees and referrals. The Document Image Division establishes both formal and informal relationships with Vendors, some of which provide Copelco Capital with a right of first refusal on all equipment leases with the Vendor's customers. This arrangement provides the Document Image Division with a steady flow of lease referrals from Vendors which frequently use lease financing as a marketing tool. The Document Image Division provides some Vendors with private label programs under which billing and collections are performed by Copelco Capital in the name of the Vendor.

     The Document Image Division also offers a private label cost per copy program ("Cost per Copy"), introduced in late 1990, pursuant to which lessees pay a fixed monthly payment (the "Fixed Payment") for which they are allowed a certain minimum monthly copy usage. The monthly Fixed Payment represents equipment financing (the "Equipment Financing Portion") and a monthly maintenance charge (the "Maintenance Charge"). Copelco Capital funds the Vendor on the basis of the Equipment Financing Portion of the Fixed Payment and remits the Maintenance Charge to the Vendor as it is collected every month. Copelco Capital calculates usage periodically using copier meter readings. To the extent that the usage has exceeded the monthly copy allowance, Copelco Capital bills the lessee incremental charges for the excess copy usage (the "Excess Copy Charge"). This excess copy charge is remitted to the Vendor upon collection by Copelco Capital. Only the Equipment Financing Portion of the Fixed Payments is included in the Discounted Present Value of the Leases.

     Vendors may choose to use a Copelco Capital lease form or they may use their own lease agreement. In either case, the credit approval rests with Copelco Capital. Lease documents for the leasing programs are either identical to Copelco Capital's standard lease documents or are reviewed by Copelco Capital to ensure substantial compliance with its standard terms. Terms of Copelco Capital's lease documents are standard for virtually all leases, as is documentation for virtually all private label programs. Typically, individual transactions range from $5,000 to $100,000 with an average lease size of approximately $11,000.

     The Computer Division. Copelco Capital established the Computer Division as an outgrowth of the Document Image Division in early 1994 to focus more effort on the personal computer segment of the industry. The operations of the Computer Division have been developed to be virtually identical to those of the Document Image Division. Copelco Capital initiates business through distributors, direct sellers, mail order sellers and resellers. Vendor relationships are established subject to established computer vendor approval criteria. Until the recent establishment of the Computer Division, computers were leased through Copelco Capital in what is now the Document Image Division. Typically, individual transactions range from $5,000 to $500,000 with an average lease size of approximately $20,000.

     The Major Accounts Division. The Major Accounts Division initiates business through several major vendors. The operations of the Major Accounts Division have been developed to be virtually identical to those of the Document Image Division. Typically, individual transactions range from $5,000 to $500,000 with an average lease size of approximately $15,000.

     Credit Review. Prior to a lease approval by the Origination Divisions of Copelco Capital, the Vendor's sales personnel are required to obtain from the prospect historical financial data and/or bank and trade references. New and repeat applicants must either complete a comprehensive credit application or provide bank and trade references.

     Credit data is submitted for credit review in Park Ridge, New Jersey and Moberly, Missouri for the Document Image Division and Park Ridge, New Jersey and Jacksonville, Florida for the Major Accounts Division and the Computer Division. Credit review is performed and lease approvals are given at these locations utilizing an interactive computer system designed to handle applications which are telephoned or telecopied from Vendors.

     Lessee evaluation includes an analysis of credit payment history, business structure (partnership, sole proprietorship or corporation), banking history and relationships, and economic conditions as they relate to the prospective lessee. In the case of a credit request for equipment having a cost greater than $25,000, the information collected includes the prospect's most recent financial statements. If individual guarantors are involved, a consumer credit bureau report is generally obtained for the guarantors.

     The Origination Divisions have implemented an automated credit scoring system. The system, designed by Dun & Bradstreet specifically for the Document Image Division, was in development over a two year period and was formally implemented on January 4, 1994. The system utilizes various filters which enable the Origination Divisions to adapt "approve" and "decline" threshold scores based upon criteria such as credit exposure, payment history, industry (by SIC code), vendor and state. The model is consistent with the Origination Divisions' traditional credit decision-making criteria (i.e., Dun & Bradstreet data, consumer credit bureau information, and bank and trade references).

     All credit requests not approved via automated credit scoring must be underwritten by a credit officer. Each credit officer has a specific assigned lending limit based upon experience and seniority. Transactions up to $50,000 may be approved individually by any SBU general manager. Transactions ranging from $50,000 to $150,000 require the individual approval of a credit officer. Transactions ranging from $150,000 to $250,000 require the approval of an assistant credit manager.

Transactions ranging from $250,000 to $500,000 require the approval of one of the group credit officers, transactions ranging from $500,000 to $800,000 require the approval of the president of Copelco Credit. Transactions ranging from $800,000 to $1,500,000 require the approval of the chief credit officer of Copelco Capital. Any single transaction or transactions where the total original equipment cost of equipment leased by a particular lessee exceeds $1,500,000 must be approved by the senior management of Copelco Financial.


     All lessees are required by the terms of the leases to maintain the equipment and install it at a place of business approved by Copelco Capital. Delivery, transportation, repairs and maintenance are obligations of lessees, and lessees are required to carry, at their own expense, liability and replacement cost insurance under terms acceptable to Copelco Capital. Any lease payment defaults permit Copelco Capital to declare immediately due and payable all remaining lease payments. At the end of a lease term, lessees must return the leased equipment to Copelco Capital in good working order unless the lease is renewed or the leased equipment is purchased by the lessee. In approximately [___]% to [___]% of leases originated by Copelco Capital, the equipment is purchased outright by the lessee at the end of the initial lease term.

     Residual Values. The Origination Divisions have realized residual values which, on average, exceeded the booked residual values in respect of such leases. For Leases in which there is a pre-determined buy-out price, the buy-out price is the residual value recorded on Copelco Capital's books. Typically, for accounting purposes, the booked residual values are recorded at no more than 15% of the original equipment cost (net of security deposits).

     To recover residuals on the equipment which is returned, the Origination Divisions utilize the services of its Vendors and also participates in an active secondary market for the sale of used equipment to equipment brokers.

     Collections. A late charge is assessed to Lessees 6 days after payment due date. Telephone contact is normally initiated when an account is 15 days past due, but may be initiated more quickly. All collection activity is entered into the computerized collection system. Activity notes are input directly into the collection system in order to facilitate routine collection activity. Collectors have available at their computer terminals the latest status and collection history on each account.

     On the day on which a Lease becomes 10 days delinquent, the Origination Divisions' credit and collection review system automatically generates a computerized late notice which is sent directly to the Lessee. When an account becomes 30 days past due, a default letter is sent out to the lessee and to anyone providing personal guarantees on the Leases. An acceleration letter is sent to all Lessees and guarantors when a Lease becomes 45 days past due. Telephone contact will be continued throughout the delinquency period. Accounts which become over 90 days past due are subject to repossession of Equipment and action by collection agencies and attorneys. Prior to being written down, each lease is evaluated on the merits of the individual situation, with equipment value being considered as well as the current financial strength of the lessee.

     Sales and Servicing Agreement. Copelco Capital will enter into an agreement (the "Sales and Servicing Agreement") with the Issuer, pursuant to which Copelco Capital will, among other things, sell and service the Leases and make Servicer Advances. In the Sales and Servicing Agreement, Copelco Capital will make certain representations and warranties regarding the Leases and the Equipment. In the event that (i) any of such representations and warranties made by Copelco Capital proves at any time to have been inaccurate in any material respect as of the Issuance Date or (ii) any Lease shall be terminated in whole or in part by a Lessee, or any amounts due with respect to any Lease shall be reduced or impaired, as a result of any action or inaction by Copelco Capital (other than any such action or inaction of Copelco Capital, when acting as Servicer, in connection with the enforcement of any Lease (other than an Early Lease termination) in a manner consistent with the provisions of the Sales and Servicing Agreement) or any claim by any Lessee against

Copelco Capital and, in any such case, the event or condition causing such inaccuracy, termination, reduction, impairment or claim shall not have been cured or corrected within 30 days after the earlier of the date on which Copelco Capital is given notice thereof by the Issuer or the Trustee or the date on which Copelco Capital otherwise first has notice thereof, Copelco Capital will repurchase such Lease (a "Warranty Lease") and the Equipment subject thereto by paying to the Trustee for deposit into the Collection Account, not later than the Determination Date next following the expiration of such 30-day period, an amount equal to the Discounted Present Value of such Lease plus any amounts previously due and unpaid thereon. In addition, Copelco Capital will have the option to substitute one or more Substitute Leases for such Warranty Lease. Any inaccuracy in any representation or warranty with respect to (i) the priority of the lien of the Indenture with respect to any Lease or (ii) the amount (if less than represented) of the Lease Payments, Casualty, Payments or Termination Payments under any Lease shall be deemed to be material.

     Servicing Fee. The Servicing Fee will be paid monthly on the Payment Date from amounts in the Collection Account and will be calculated by multiplying one-twelfth of 0.75% times the then Outstanding Principal Amount of the Notes at such Payment Date before application of payments with respect thereto.

     The Servicing Fee will be paid to the Servicer for servicing the Series Pool and for certain administrative expenses in connection with the Notes, including Trustee Fees.

                                   THE ISSUER

     The Issuer is a wholly-owned bankruptcy-remote subsidiary of Copelco Capital, formed solely for the purpose of acquiring from Copelco Capital Leases and Equipment from time to time and issuing notes from time to time as provided herein. As a bankruptcy-remote entity, the Issuer's operations will be restricted so that (a) it does not engage in business with, or incur liabilities to, any other entity (other than the Trustee on behalf of the Noteholders and the trustee on behalf of the noteholders under indentures similar to the Indenture) which may bring bankruptcy proceedings against the Issuer and (b) the risk that it will be consolidated into the bankruptcy proceedings of any other entity is diminished. The Issuer will have no other assets available to pay amounts owing under the Indenture except the Trust Fund, including the Leases and the interests in the Equipment, the proceeds thereof, the Swap Agreement and the amounts on deposit in the Collection Account and the Reserve Account. The Issuer's address is East Gate Center, 700 East Gate Drive, Mount Laurel, New Jersey 08054-5400 and its phone number is (609) 231-9600.


                            DESCRIPTION OF THE NOTES

     The Notes will be issued pursuant to the Indenture (the "Indenture") between the Issuer and Manufacturers and Traders Trust Company, as trustee (each, a "Trustee"). The following statements with respect to the Notes are subject to the detailed provisions of the Indenture, the form of which is filed as an exhibit to the registration statement of which this Prospectus forms a part. Whenever any particular section of the Indenture or any term used therein is referred to, the statement in connection with which such reference is made is qualified in its entirety by such reference.

     General. The Offered Notes represent secured debt obligations of the Issuer secured by the Trust Fund and the privately placed Class C Notes represent subordinated debt obligations of the Issuer only secured by the related Trust Fund as provided in the related Indenture; and neither represents an interest in or recourse obligation of Copelco Capital or any of its other affiliates other than the Issuer. The Issuer is a special purpose corporation with limited assets. Consequently, Noteholders must rely solely upon the Leases, the interests in the Equipment, funds on deposit in the Collection Account and the Reserve Account and the Swap Agreement for payment of principal of and interest on the Notes.

     The Initial Principal Amount of the Notes shall be equal to 99% of the Discounted Present Value of the Leases as of the Cut-Off Date. Such Discounted Present Value of the Leases, at any given time, shall equal the future remaining scheduled payments from the related Leases (including Non-Performing Leases), discounted at the Discount Rate, as set forth in the Indenture.

     Each Class A Note will bear interest from the Issuance Date at a per annum rate equal to LIBOR plus __% (the "Class A Interest Rate"), calculated on the basis of the actual number of days elapsed during each interest period during a year of 360 days. "LIBOR" in respect of any Payment Date means the per annum rate for deposits in United States dollars for a period of one month, which appears on the Telerate Page 3750, as of 11:00 a.m., London time, on the second Business Day prior to the immediately preceding Payment Date. If such rate does not appear on the Telerate Page 3750 on such day, the rate will be determined on the basis of the rates at which deposits in United States dollars are offered by the _______________ and ______________ or such other reference banks to which the Swap CounterParty and the Servicer may agree at approximately 11:00 a.m., London time, on such day to prime banks in the London interbank market for a period of one month commencing on that day. The Servicer will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations; provided, however, if the difference between the two quotes is greater than or equal to 0.25%, the Servicer shall obtain a third quote and the Rate shall be computed as follows:
(a) if two of the three quotes are within .05% of each other, the rate shall equal the arithmetic mean of such quotes and (b) if two of the three quotes are not within .05% of each other, the rate shall equal the arithmetic mean of all three quotes. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by such reference bank, in its sole discretion at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period of one month.

     Each Class B Note and each Class C Note will bear interest from the Issuance Date at the Class B Interest Rate and the Class C Interest Rate, respectively, calculated on the basis of a year of 360 days comprised of twelve 30-day months, payable on the twentieth day of each month (or if such day is not a business day the next succeeding business day), to the person in whose name the Note was registered at the close of business on the preceding Record Date. Principal will be payable as set forth under "Distributions on Notes." Notes may be presented to the corporate trust office of the Trustee for registration of transfer or exchange. (Section 2.03). Notes may be exchanged without a service charge, but the Issuer may require payment to cover taxes or other governmental charges. (Section 2.03).

     Book-Entry Registration. Class A Noteholders and Class B Noteholders may hold their Notes through DTC (in the United States) or Cedel or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A Note or Notes and the global Class B Note or Notes. Cedel and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective Depositaries (as defined herein) which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC. Citibank will act as depositary for Cedel and Morgan Guaranty Trust will act as depositary for Euroclear (in such capacities, the "Depositaries").

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the settlement of securities transactions between Participants through electronic book-entry changes in accounts of its Participants, thereby eliminating the need for physical movement of notes. Participants include the Underwriters, securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Cedel Participants (as defined herein) and Euroclear Participants (as defined herein) will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding or indirectly through DTC, on the one hand, and directly or indirectly through Cedel Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing systems by its Depositary. Cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities received in Cedel or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel or Euroclear as a result of sales of securities by or through a Cedel Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant Cedel or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Offered Notes, see "Certain Federal Income Tax Considerations."

     Offered Noteholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Notes may do so only through Participants and Indirect Participants. In addition, Offered Noteholders will receive all distributions of principal and interest on the Offered Notes from the Trustee through DTC and its Participants. Under a book-entry format, Offered Noteholders will receive payments after the related Distribution Date, as the case may be, because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or holders of beneficial interests in the Offered Notes. It is anticipated that the only "Class A Noteholder" and "Class B Noteholder" will be Cede, as nominee of DTC, and that holders of beneficial interests in the Class A Noteholders or Class B Noteholders, respectively, under the Indenture will only be permitted to exercise the rights of Class A Noteholders or Class B Noteholders, respectively, under the Indenture indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Notes and is required to receive and transmit distributions of principal of and interest on the Offered Notes. Participants and Indirect Participants with which holders of beneficial interests in the Offered Notes have accounts similarly are required to make book-entry transfers and receive and transmit such payments on behalf of these respective holders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of holders of beneficial interests in the Offered Notes to pledge Offered Notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Offered Notes, may be limited due to the lack of a Definitive Note for such Offered Notes.

     DTC has advised the Issuer that it will take any action permitted to be taken by a Class A Noteholder or Class B Noteholder under the Indenture only at the direction of one or more Participants to whose account with DTC the Class A Notes or Class B Notes are credited. Additionally, DTC has advised the Issuer that it may take actions with respect to the Class A Interest or the Class B Interest that conflict with other of its actions with respect thereto.

     Cedel is incorporated under the laws of Luxembourg as a professional depository. Cedel holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Cedel in any of 28 currencies, including United States dollars. Cedel provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel interfaces with domestic markets in several countries. As a professional depository, Cedel is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant, either directly or indirectly.

     Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Offered Notes held through Cedel or Euroclear will be credited to the cash accounts of Cedel Participants or Euroclear

Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Certain Federal Income Tax Considerations." Cedel or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by an Offered Noteholder under the Indenture on behalf of a Cedel Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, Cedel and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Notes among participants of DTC, Cedel and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Definitive Notes. The Offered Notes will be issued in fully registered, authenticated form to Beneficial Owners or their nominees (the "Definitive Notes"), rather than to DTC or its nominee, only if (a) the Issuer advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to such Notes, and the Trustee or the Issuer is unable to locate a qualified successor or (b) the Issuer at its option elects to terminate the book-entry system through DTC. (Section 2.06).

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee is required to notify all Beneficial Owners through DTC of the availability of Definitive Notes for such Class. Upon surrender by DTC of the Definitive Note representing the Notes and instructions for reregistration, the Trustee will issue such Definitive Notes, and thereafter the Trustee will recognize the holders of such Definitive Notes as Noteholders under the related Indenture (the "Holders"). (Section 2.07). The Trustee will also notify the Holders of any adjustment to the Record Date with respect to the Notes necessary to enable the Trustee to make distributions to Holders of the Definitive Notes for such Class of record as of each Payment Date.

     Additionally, upon the occurrence of any such event described above, distribution of principal of and interest on the Offered Notes will be made by the Trustee directly to Holders in accordance with the procedures set forth herein and in the Indenture. Distributions will be made by check, mailed to the address of such Holder as it appears on the Note register. Upon at least 10 days' notice to Noteholders for such Class, however, the final payment on any Note (whether the Definitive Notes or the Note for such Class registered in the name of Cede representing the Notes of such Class) will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to Noteholders.

     Definitive Notes of each Class will be transferable and exchangeable at the offices of the Trustee or its agent in New York, New York, which the Trustee shall designate on or prior to the issuance of any Definitive Notes with respect to such Class. No service charge will be imposed for any registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. (Section 2.03(e)).

     Collection Account. The Trustee will establish and maintain an Eligible

Account (the "Collection Account") into which the Servicer will deposit all Lease Payments, Casualty Payments and Termination Payments (each as defined herein) on or in respect of each Lease included in the Series Pool within two Business Days of receipt thereof. All Lease Payments, Casualty Payments, Termination Payments and other payments relating to a Lease received and so deposited in the Collection Account shall constitute property of the Issuer, securing payments on the related Notes. (Section 3.02(a)).

     An "Eligible Account" means either (a) an account maintained with a depository institution or trust company whose long-term unsecured debt obligations are rated at least A- by Standard & Poor's Ratings Group ("S&P") (or, if the obligations of such depositary institution are not rated by S&P, an equivalent rating from another nationally recognized statistical rating organization), or (b) a trust account or similar account maintained with a federal or state chartered depository institution, which may be an account maintained with the Trustee.

     A "Casualty Payment" is any payment pursuant to a Lease on account of the loss, theft, condemnation, governmental taking, destruction, or damage beyond repair of any item of Equipment subject thereto which results, in accordance with the terms of the Lease, in a reduction in the number or amount of any future Lease Payments due thereunder or in the termination of the Lessee's obligation to make future Lease Payments thereunder.

     A "Lease Payment" is each periodic installment of rent payable by a Lessee under a Lease. Casualty Payments, Termination Payments, prepayments of rent required pursuant to the terms of a Lease at or before the commencement of the Lease, payments becoming due before the applicable Cut-Off Date and supplemental or additional payments required by the terms of a Lease with respect to taxes, insurance, maintenance, or other specific charges, including, without limitation, any Excess Copy Charges, shall not be Lease Payments hereunder.

     A "Termination Payment" is a payment payable by a Lessee under a Lease upon the early termination of such lease (but not on account of a casualty or a Lease default) which may be agreed upon by the Servicer, acting in the name of the Company, and the Lessee.

     The Trustee shall deposit the following funds into the Collection Account (Section 3.03(a)), which funds received on or prior to the related Determination Date ("Available Funds") shall be available for distribution, pursuant to the Indenture, on the next succeeding Payment Date:

     a)   Lease Payments due during the prior Due Period;


     b)   Residual Values up to the Residual Amount Cap;

     c) recoveries from Non-Performing Leases (except to the extent required to reimburse unreimbursed Servicer Advances);

     d) late charges received on delinquent Lease payments not advanced by the Servicer;

     e) proceeds from repurchases by Copelco Capital of Leases as a result of breaches of representations and warranties by Copelco Capital;

     f)   proceeds from investment of funds in the Collection Account;

     g)   Casualty Payments;

     h)   Termination Payments;

     i)   proceeds from the Swap Agreement; and

     j)   Servicer Advances.

     Reserve Account. The Trustee will establish and maintain an Eligible Account (the "Reserve Account"). On the Closing Date, the Issuer will make an initial deposit in an amount equal to $________ into the Reserve Account. In the event that Available Funds are insufficient to pay the Servicing Fee, Interest Payments on the Notes and the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment (the "Required Payments"), the Trustee will withdraw from the Reserve Account an amount equal to the lesser of the funds on deposit in the Reserve Account (the "Available Reserve Amount") and such deficiency. In addition, on each Payment Date, Available Funds remaining after the payment of amounts owing the Swap Counterparty, the Servicer and the Required Payments will be deposited into the Reserve Account to the extent that the Required Reserve Amount exceeds the Required Reserve Amount. The "Required Reserve Amount" equals ____________. Any amounts on deposit in the Reserve Account in excess of the Required Reserve Amount will be released to the Issuer. (Section 3.04(c)).

     Distributions on Notes. Payments on the Notes will commence on _________________, 1996. On or before the fifth day prior to each Payment Date (or the preceding business day, if such day is not a business day) (each, a "Determination Date"), the Servicer will determine the Available Funds and the Required Payments. After deducting the monthly Servicing Fee, the projected cash flow from the Leases will be sufficient to make all scheduled payments of principal and interest on the Notes, assuming no defaults, prepayments of Leases or casualty losses.

     For each Payment Date, the interest due with respect to the Class A Notes, the Class B Notes and the Class C Notes will be the interest that has accrued on such Notes since the last Payment Date, or, in the case of the first Payment Date, since the Issuance Date, at the Interest Rates applied to the Outstanding Principal Amount of such Class A Notes, Class B Notes and Class C Notes, respectively, after giving effect to payments of principal to Noteholders on the preceding Payment Date, plus all previously accrued and unpaid interest on the Class A Notes and the Class B Notes (the "Interest Payments"). (Section 2.01(c)). Funds in the Collection Account, together with reinvestment earnings thereon, will be used by the Trustee to make required payments of principal and interest on the related Notes. (Section 3.03(b)).

     For each Payment Date, Principal Payments due with respect to the Class A Notes, the Class B Notes and the Class C Notes will be the Class A Principal Payment, the Class B Principal Payment and the Class C Principal Payment, respectively. In addition, on each Payment Date on which the Investor Percentage is greater than the Investor Percentage Target an amount equal to the Class A Additional Principal Payment, the Class B Additional Principal Payment and the Class C Additional Principal Payment (the "Additional Principal Payment") shall be paid to the Noteholders as an additional reduction of principal.

     The "Additional Principal Payment" means, on any Payment Date, an amount equal to the lesser of (a) a remaining Available Funds up to the Overcollateralization Target Amount with respect to such Payment Date and (b) the amount necessary to reduce the Investor Percentage (after giving effect to all disbursements made on such Payment Date) to the Investor Percentage Target.

     The "Additional Principal Scheduled Amount" means the amount set forth in Schedule A hereto.

     The "Class A Percentage" equals __%.

     The "Class A Principal Payment" payable on each Payment Date will be an amount equal to the lesser of (a) the amount necessary to reduce the Outstanding Class A Principal Amount to the Class A Target Investor Principal Amount and (b) funds available therefor.

     The "Class A Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class A Percentage and (b) the Target Investor Principal Amount for such Payment Date.

     The "Class B Percentage" equals __%.

     The "Class B Principal Payment" payable on each Payment Date will be an amount equal to the lesser of (a) the amount necessary to reduce the Outstanding

Class B Principal Amount to the Class B Target Investor Principal Amount and (b) funds available therefor.

     The "Class B Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class B Percentage and (b) the Target Investor Principal Amount for such Payment Date.

     The "Class C Percentage" equals __%.

     The "Class C Principal Payment Amount" payable on each Payment Date will be an amount equal to the lesser of (a) the amount necessary to reduce the Outstanding Class C Principal Amount to the Class C Target Investor Principal Amount and (b) funds available therefor.

     The "Class C Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Class C Percentage and (b) the Target Investor Principal Amount for such Payment Date.

     The "Discounted Present Value of the Leases", with respect to the Trust Fund at any given time, shall equal the future remaining scheduled payments (not including delinquent amounts) from the related Leases (including Non-Performing Leases (as defined herein)), discounted at the Discount Rate. The Discount Rate will be equal to the sum of (a) the weighted average Interest Rate of the Class A Notes (assuming the Swap Rate), the Class B Notes and the Class C Notes on the Issuance Date and (b) the Servicing Fee Rate.

     The "Discounted Present Value of the Performing Leases", with respect to each Trust Fund equals the Discounted Present Value of the Leases, reduced by all future remaining scheduled payments on the related Non-Performing Leases (not including delinquent amounts), discounted at the Discount Rate. See "Description of the Notes--General" (Section 1.01).

     The "Investor Percentage" with respect to each Payment Date is the lesser of (a) 100% and (b) the percentage equivalent of a fraction (i) the numerator of which is the Outstanding Principal Amount of the Notes as of the end of the immediately preceding Payment Date after giving effect to disbursements made on such Payment Date and (b) the denominator of which is the Discounted Present Value of the Performing Leases as of the related Determination Date.

     The "Investor Percentage Target" is equal to 100% minus the Overcollateralization Target Percentage.

     "Non-Performing Leases" are (i) Leases that are more than 123 days delinquent or (ii) Leases that have been accelerated by the Servicer. See "The Series Pool--The Leases" (Section 1.01).

     The "Overcollateralization Target Percentage" equals __%.

     The "Required Subordinated Amount" means $____________.

     The "Residual Amount Cap" is $________.

     The "Subordinated Amount" with respect to any Payment Date means the sum of
(a) the Outstanding Class C Principal Amount, (b) the excess of the Discounted Present Value of the Performing Leases over the Outstanding Principal Amount of the Notes and (c) the Available Reserve Amount.

     The "Swap Rate" equals __%.

     The "Target Investor Principal Amount" with respect to each Payment Date is an amount equal to the product of (a) the Discounted Present Value of the Performing Leases determined as of the related Determination Date and (b) the Investor Percentage in respect of the immediately preceding Payment Date.

     Unless an Event of Default and acceleration of the Notes has occurred, on or before each Payment Date, the Servicer will instruct the Trustee to apply or cause to be applied the Available Funds to make the following payments in the following priority (Section 3.03(b)):

     (a)  to pay the Servicing Fee;

     (b) to reimburse unreimbursed Servicer Advances in respect of a prior Payment Date;

     (c)  to pay any amounts owing the Swap CounterParty under the Swap
          Agreement;

     (d)  to make Interest Payments on the Class A Notes;

     (e)  to make Interest Payments on the Class B Notes;

     (f)  to make Interest Payments on the Class C Notes;

     (g) to pay the Class A Principal Payment to the Class A Noteholders until the entire Outstanding Principal Amount of the Class A Notes has been paid in full;

     (h) to pay the Class B Principal Payment to the Class B Noteholders until the entire Outstanding Principal Amount of the Class B Notes has been paid in full;

     (i) to pay the Class C Principal Payment to the Class C Noteholders until the entire Outstanding Principal Amount of the Class C Notes has been paid in full; provided, however, if the Subordinated Percentage is less than the Required Subordinated Percentage, the Class C Principal Payment otherwise distributable to the Class C Noteholders will be disbursed pro rata as an additional reduction of principal to the Class A Noteholders and Class B Noteholders;


     (j) to make the Additional Principal Payment to the extent the Investor Percentage (after giving effect to the Principal Payments made on such Payment Date) exceeds the Investor Percentage Target, such disbursement to be made to the Noteholders pro rata based on the relative percentage of the Outstanding Principal Amount represented by the Class A Notes, the Class B Notes and the Class C Notes, respectively.

     (k) to make a deposit to the Reserve Account in amount equal to the excess of the Required Reserve Amount over the Available Reserve Amount; and

     (l)  to the Issuer, the balance, if any.

     Amounts will be considered due and payable to the Noteholders only to the extent funds are available therefor as described above.

     The Interest Rate Swap Counterparty. The Interest Rate Swap Counterparty (the "Swap Counterparty") will be provided by ___________________. (the "Swap Counter Party). The Swap Counterparty was organized in ______________. [insert description of business of Swap Counterparty].

     [Swap Counterparty] has been assigned long-term debt ratings of ___ by Standard & Poor's and ___ by Moody's.

     As reflected in the Swap Counterparty's 1995 Annual Report, as of December 31, 1995, the Swap Counterparty had approximately $______ in total assets, approximately $_______ in total liabilities and approximately $______ in stockholders' equity.

     Upon written request the Swap Counterparty will provide without charge to any person to whom this Prospectus is delivered a copy of its most recent annual report. Written requests should be directed to ___________.

     Advances by the Servicer. Prior to any Payment Date, the Servicer may, but will not be required to, advance (each, a "Servicer Advance") to the Trustee an amount sufficient to cover delinquencies on all Leases with respect to the prior Due Period. The Servicer will be reimbursed for Servicer Advances from Available Funds on the second following Payment Date. See "Distribution on Notes" above.

     Redemption. The Issuer may, at its option, redeem the Notes, as a whole, at their principal amount, without premium, together with interest accrued to the date fixed for redemption if on any payment date the Discounted Present Value of the Performing Leases is less than or equal to 10% of the Discounted Present Value of the Leases as of the Cut-Off Date. (Sections 2.01 and 1.06.)

     Events or Default and Notice Thereof. The following events will be defined in the related Indenture as "Events of Default":

          (a) default in making Principal Payments or Interest Payments when such become due and payable;

          (b) default in the performance, or breach, by the Issuer of certain negative covenants limiting its actions;

          (c) default in the performance, or breach, of any other covenant of the Issuer in the Indenture or the Sales and Servicing Agreement, and continuance of such default or breach for a period of 30 days after the earliest of (i) any officer of the Issuer first acquiring the knowledge thereof, (ii) the Trustee's giving written notice thereof to the Issuer or
     (iii) the holders of a majority of the then Outstanding Principal Amount of the Notes giving written notice thereof to the Issuer and the Trustee;

          (d) if any representation or warranty of the Issuer or Copelco Capital made in the Indenture or the Sales and Servicing Agreement or any other writing provided to the holders of the Notes proves to be incorrect in any material respect as of the time when the same has been made; provided, however, that the breach of any representation or warranty made by Copelco Capital in the Sales and Servicing Agreement will be deemed to be "material" only if it negatively affects the Noteholders, the enforceability of the Indenture or of the Notes and provided, further, that a material breach of any representation or warranty made by Copelco Capital in the Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute an Event of Default if Copelco Capital repurchases or substitutes for such Lease and Equipment in accordance with the Sales and Servicing Agreement; or

          (e) insolvency or bankruptcy events relating to the Issuer. (Section 6.01)

     The Indenture will provide that the Trustee shall give the Noteholders notice of all uncured defaults known to it (the term "default" to include the events specified above without grace periods). (Sections 6.03 and 7.02).

     If an Event of Default under an Indenture of the kind specified in clause
(e) above occurs, the unpaid principal amount of the related Notes shall automatically become due and payable together with all accrued and unpaid interest thereon. If any other Event of Default occurs and is continuing, then the Trustee will, if so directed by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Amount of the Class A Notes (or if the Class A Notes are no longer outstanding, the Class B Notes or if the Class B Notes are no longer outstanding the Class C Notes), or the holders of such percentages of the then Outstanding Principal Amount of such Notes may declare the unpaid principal amount of all the Notes to be due and payable immediately, together with all accrued and unpaid interest thereon. (Section 6.02). The Trustee may, however, if the Event of Default involves other than non-payment of principal or interest on the Notes, not sell the related Leases and Equipment unless such sale is for an amount greater than or equal to the Outstanding Principal Amount of the Notes plus any termination payments owing to the Swap Counterparty unless directed to do so by the holders of 66 2/3% (33 1/3% in the case of a payment default) of the then Outstanding Principal Amount of the Class A Notes (or if the Class A Notes are no longer outstanding, the Class B Notes or if the Class B Notes are no longer outstanding the Class C Notes). (Section 6.03).

     Subsequent to an Event of Default and following any acceleration of the Notes pursuant to the related Indenture, any moneys that may then be held or thereafter received by the Trustee shall be applied in the following order of priority, at the date or dates fixed by the Trustee and, in case of the distribution of the entire amount due on account of principal or interest, upon presentation of the Notes and surrender thereof:

          (a) to the payment of any amounts owing the Swap Counterparty;

          (b) to the payment of all costs and expenses of collection incurred by the Trustee and the Noteholders (including the reasonable fees and expenses of any counsel to the Trustee and the Noteholders);

          (c) if the person then acting as Servicer under the Sales and Servicing Agreement is not Copelco Capital or an Affiliate of Copelco Capital, to the payment of all Servicer's Fees then due to such person;

          (d) first to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class A Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class A Interest Rate, and to the payment of the Outstanding Principal Amount of the Class A Notes to the date of payment thereof, and then to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class B Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class B Interest Rate, and to the payment of the Outstanding Principal Amount of the Class B Notes and then to the payment of all accrued and unpaid interest on the Outstanding Principal Amount of the Class C Notes to the date of payment thereof, including (to the extent permitted by applicable law) interest on any overdue installment of interest and principal from the maturity of such installment to the date of payment thereof at the rate per annum equal to the Class C Interest Rate, and to the payment of the Outstanding Principal Amount of the Class C Notes; provided, that the Noteholders may allocate such payments for interest, principal and premium at their own discretion, except that no such allocation shall affect the allocation of such amounts or future payments received by any other Noteholder;

          (e) to the payment of amounts then due the Trustee under the related Indenture; and

          (f) to the payment of the remainder, if any, to the Issuer or any other Person legally entitled thereto. (Section 6.06).

     The Issuer will be required to furnish annually to each Trustee, a statement of certain officers of the Issuer to the effect that to the best of their knowledge the Issuer is not in default in the performance and observance of the terms of the related Indenture or, if the Issuer is in default, specifying such default. (Section 8.09).

     The Indenture will provide that the holders of 66 2/3% in aggregate principal amount of all Notes then outstanding under such Indenture will have the right to waive certain defaults and, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 6.12 and 6.13). The Indenture will provide that in case an Event of Default shall occur (which shall not have been cured or waived), the Trustee will be required to exercise such of its rights and powers under such Indenture and to use the degree of care and skill in their exercise that a prudent man would exercise or use in the conduct of his own affairs. (Section 7.01(b)). Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under such Indenture at the request of any of the Noteholders unless they shall have offered to the Trustee reasonable security or indemnity. (Section 6.12).

     Modification of the Indenture. With certain exceptions, under the Indenture, the rights and obligations of the Issuer and the rights of the Noteholders may be modified by the Issuer with the consent of the holders of not less than 66 2/3% in aggregate principal amount of the Notes then outstanding under the Indenture; but no such modification may be made which would (a) extend the fixed maturity of any Note, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of principal or interest thereon, without the consent of the holder of each Note so affected or (b) reduce the above-stated percentage of Notes, without the consent of the holders of all Notes then outstanding under such Indenture. (Section 9.02).


     Servicer Events of Default. The following events and conditions shall be defined in the Sales and Servicing Agreement as "Servicer Events of Default":

          (a) failure on the part of the Servicer to remit to the Trustee within two Business Days following the receipt thereof any monies received by the Servicer required to be remitted to the Trustee under the Sales and Servicing Agreement;

          (b) so long as Copelco Capital is the Servicer, failure on the part of Copelco Capital to pay to the Trustee on the date when due, any payment required to be made by Copelco Capital pursuant to the Sales and Servicing Agreement;

          (c) default on the part of either the Servicer or (so long as Copelco Capital is the Servicer) Copelco Capital in its observance or performance in any material respect of certain covenants or agreements in the Sales and Servicing Agreement;

          (d) if any representation or warranty of Copelco Capital made in the Sales and Servicing Agreement shall prove to be incorrect in any material respect as of the time made; provided, however, that the breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement will be deemed to be "material" only if it affects the Noteholders, the enforceability of the Indenture or of the Notes and provided, further, that such material breach of any representation or warranty made by Copelco Capital in such Sales and Servicing Agreement with respect to any of the Leases or the Equipment subject thereto will not constitute a Servicer Event of Default if Copelco Capital repurchases such Lease and Equipment in accordance with the Sales and Servicing Agreement to the extent provided therein;

          (e) certain insolvency or bankruptcy events relating to the Servicer;

          (f) the failure of the Servicer to make one or more payments due with respect to aggregate recourse debt or other obligations exceeding $500,000, or the occurrence of any event or the existence of any condition, the effect of which event or condition is to cause (or permit one or more persons to cause) more than $500,000 of aggregate recourse debt or other obligations of the Servicer to become due before its (or their) stated maturity or before its (or their) regularly scheduled dates of payment so long as such failure, event or condition shall be continuing and shall not have been waived by the Person or Persons entitled to performance;


          (g) a final judgment or judgments (or decrees or orders) for the payment of money aggregating in excess of $500,000 and any one of such judgments (or decrees or orders) has remained unsatisfied and in effect for any period of 60 consecutive days without a stay of execution.

     Servicer Termination. So long as a Servicer Event of Default under the Sales and Servicing Agreement is continuing, the Trustee shall, upon the instructions of the holders of 66 2/3% in principal amount of the Notes, by notice in writing to the Servicer terminate all of the rights and obligations of the Servicer (but not Copelco Capital's obligations which shall survive any such termination) under Sales and Servicing Agreement (Section 5.01). On the receipt by the Servicer of such written notice, all authority and power of the Servicer under the Sales and Servicing Agreement to take any action with respect to any Lease or Equipment will cease and the same will pass to and be vested in the Trustee pursuant to and under the Sales and Servicing Agreement and the Indenture.

                       PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Notes, the aggregate amount of each interest payment on such Notes and the yield to maturity of such Notes are directly related to the rate of payments on the underlying Leases. The payments on such Leases may be in the form of scheduled payments, Prepayments or liquidations due to default, casualty and other events, which cannot be specified at present. Any such payments will result in distributions to Noteholders of amounts which would otherwise have been distributed over the remaining term of the Leases. In general, the rate of such payments may be influenced by a number of other factors, including general economic conditions. The rate of Principal Payments with respect to any Class may also be affected by any repurchase of the underlying Leases by Copelco Capital pursuant to the Sales and Servicing Agreement. In such event, the repurchase price will decrease the Discounted Present Value of the Performing Leases, causing the corresponding weighted average life of the Notes to decrease. See "Risk Factors--Prepayments."

     In the event a Lease becomes a Non-Performing Lease or a Warranty Lease, Copelco Capital will have the option to substitute for the terminated lease another of similar characteristics (a "Substitute Lease") in an aggregate amount not to exceed 10% of the Discounted Present Value of the Leases as of the Cut-Off Date. In addition, in the event of an Early Lease Termination which has been prepaid in full, Copelco Capital will have the option to transfer an additional lease of similar characteristics (an "Additional Lease"). The Substitute Leases and Additional Leases will have a Discounted Present Value of the Lease equal to or greater than that of the terminated or Non-Performing Lease and the monthly payments on the Substitute Leases or Additional Leases will be at least equal to those of the terminated Lease through the term of such terminated Lease. In the event that an Early Lease Termination is allowed by Copelco Capital and a Substitute Lease is not provided, the amount prepaid will be equal to at least the Discounted Present Value of the terminated Lease, plus any delinquent payments. See "Risk Factors--Additional Leases."

     The effective yield to holders of the Notes will depend upon, among other things, the amount of and rate at which principal is paid to such Noteholders. The after-tax yield to Noteholders may be affected by lags between the time interest income accrues to Noteholders and the time the related interest income is received by the Noteholders.

                             SECURITY FOR THE NOTES

     General. Repayment of the Notes will be secured by (a) a first priority security interest in the underlying Leases perfected both by filing UCC financing statements against the Issuer and Copelco Capital and by taking possession of the respective Lease documents, (b) an unperfected security interest in the related Equipment owned by the Issuer and an assignment of the Issuer's security interest in such Equipment subject to Nominal Buy-Out Leases, which security interest was originally perfected by Copelco Capital (for Equipment with an original cost in excess of $25,000 which assignment will be recorded in the manner described below), (c) all funds in the Collection Account and the Reserve Account and (d) the Swap Agreement.

     Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool (for Equipment with an original cost in excess of $25,000), will record assignments of such UCC filings in favor of the Issuer or the Trustee, in the Filing Locations. See "Certain Legal Matters Affecting a Lessee's Rights and Obligations."

     Residual Values. Upon receipt of the final Lease Payment on a performing Lease, the Equipment subject to that Lease shall be sold or re-let by the Servicer, with any proceeds from such sale or lease constituting Residual Values for deposit into the Collection Account for the benefit of the Noteholders up to the Residual Amount Cap. Actual Residual Values may be more or less than the book value of the related Equipment.

                                   THE TRUSTEE

     Manufacturers & Traders will be the Trustee under the Indenture. Copelco Capital, as Seller or Servicer, and its affiliates may from time to time enter into normal banking and trustee relationships with the Trustee and its affiliates. The Trustee, the Servicer and any of their respective affiliates may hold Notes in their own names. In addition, for purposes of meeting the legal requirements of certain local jurisdictions, the Trustee shall have the power to appoint a co-trustee or a separate trustee under each Indenture. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Indenture will be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee, who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee.

     The Trustee may resign at any time, in which event Copelco Capital will be obligated to appoint a successor Trustee. Copelco Capital may also remove each Trustee if such Trustee ceases to be eligible to continue as such under the Indenture, fails to perform in any material respect its obligations under such Indenture, or becomes insolvent. In such circumstances, Copelco Capital will be obligated to appoint a successor Trustee. Any resignation or removal of a Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

                   CERTAIN LEGAL MATTERS AFFECTING A LESSEE'S
                             RIGHTS AND OBLIGATIONS

     General. The Leases are triple-net leases, requiring the Lessees to pay all taxes, maintenance and insurance associated with the Equipment, and are primarily non-cancelable by the Lessees.

     The Leases are "hell or high water" leases, under which the obligations of the Lessee are absolute and unconditional, regardless of any defense, setoff or abatement which the Lessee may have against Copelco Capital, as Seller or Servicer, the Issuer, or any other person or entity whatsoever.

     Events of default under the Leases are generally failure to pay amounts when due, failure to observe other covenants in the Lease, misrepresentations by, or the insolvency, bankruptcy or appointment of a trustee or receiver for the Lessee under a Lease. The remedies of the Lessor (and the Issuer as assignee) following a notice and cure period are generally to seek to enforce the performance by the Lessee of the terms and covenants of the Lease (including the Lessee's obligation to make scheduled payments) or recover damages for the breach thereof, to accelerate the balance of the remaining scheduled payments paid to terminate the rights of the Lessee under such Lease. Although the Leases permit the Lessor to repossess and dispose of the related Equipment in the event of a lease default, and to credit such proceeds against the Lessee's liabilities thereunder, such remedies may be limited where the Lessee thereunder is subject to bankruptcy, or other insolvency proceedings.

     UCC and Bankruptcy Considerations. Pursuant to the Sales and Servicing Agreement, Copelco Capital will sell the Leases to the Issuer, make a capital contribution to the Issuer of Equipment owned by Copelco Capital and subject to the Leases, and assign its security interests in the Equipment subject to Nominal Buy-Out Leases. Copelco Capital will warrant that the sale of the Leases to the Issuer is a true sale, that the contributions of its rights in the

Equipment is a valid transfer of Copelco Capital's title to the Equipment and that Copelco Capital is either the owner of the Equipment or has a valid perfected first priority security interest in the Equipment (for Leases with leased Equipment having an original equipment cost in excess of $25,000), including Equipment, subject to Nominal Buy-Out Leases, and accordingly, Copelco Capital has filed UCC financing statements in its favor against Lessees in respect of all Equipment in the Series Pool with an original Equipment cost in excess of $25,000. No action will be taken to perfect the interest of Copelco Capital in any Equipment in the Series Pool with an original Equipment cost of less than $25,000. In addition, UCC financing statements identifying security interests in the Equipment as transferred to, or obtained by, the Issuer or the Trustee and UCC Financing Statements identifying equipment owned by Copelco Capital, transferred to the Issuer and pledged to the Trustee will be filed in favor of the Issuer or the Trustee in the Filing Locations. In the event of the repossession and resale of Equipment subject to a superior lien, the senior lienholder would be entitled to be paid the full amount of the indebtedness owed to it out of the sale proceeds before such proceeds could be applied to the payment of claims by the Servicer on behalf of the Issuer. Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may limit the ability of the Servicer to repossess and resell collateral or obtain a deficiency judgment in the event of a Lessee default. In the event of the bankruptcy or reorganization of a Lessee, or Copelco Capital, as Seller or Servicer, various provisions of the Bankruptcy Code of 1978, 11 U.S.C. ss.ss. 101-1330 (the "Bankruptcy Code"), and related laws may interfere with, delay or eliminate the ability of Copelco Capital or the Issuer to enforce its rights under the Leases.

     In the case of operating leases, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for damages for breach of contract. The net proceeds from any resulting judgment would be deposited by the Servicer into the Collection Account and allocated to the Noteholders as more fully described herein. Upon the bankruptcy of a Lessee, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of scheduled payments to Noteholders would cease. In the event that, as a result of the bankruptcy of a Lessee, the Servicer is prevented from collecting scheduled payments with respect to Leases and such Leases become Non-Performing Leases, no recourse would be available against Copelco Capital (except for misrepresentation or breach of warranty) and the Noteholders could suffer a loss with respect to the Notes. Similarly, upon the bankruptcy of the Issuer, if the bankruptcy trustee or debtor-in-possession elected to reject a Lease, the flow of Lease payments to the Issuer and the Noteholders would cease. As noted above, however, the Issuer has been structured so that the filing of a bankruptcy petition with respect to it is unlikely. See "The Issuer."

     These UCC and bankruptcy provisions, in addition to the possible decrease in value of a repossessed item of Equipment, may limit the amount realized on the sale of Equipment to less than the amount due on the related Lease.

                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     The following is a general discussion of certain federal income tax consequences to the original purchasers of the Notes of the purchase, ownership and disposition of the Notes. It does not purport to discuss all federal income tax consequences that may be applicable to investment in the Notes or to particular categories of investors, some of which may be subject to special rules. In particular, this discussion applies only to institutional investors that purchase Notes directly from the Issuer and hold the Notes as capital assets.

     The discussion that follows, and the opinion set forth below of Dewey Ballantine, special tax counsel to the Issuer ("Tax Counsel"), are based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code") and treasury regulations promulgated thereunder as in effect on the date hereof and on existing judicial and administrative interpretations thereof. These authorities are subject to change and to differing interpretations, which could apply retroactively. The opinion of Tax Counsel is not binding on the courts or the Internal Revenue Service (the "IRS"). Potential investors should consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Notes.

                  Characterization of the Notes as Indebtedness

     In the opinion of Tax Counsel, although no transaction closely comparable to that contemplated herein has been the subject of any treasury regulation, revenue ruling or judicial decision, based on the application of existing law to the facts as set forth in the applicable agreements, the Notes will be treated as indebtedness for federal income tax purposes.

     Although it is the opinion of Tax Counsel that the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Notes will prevail. If the Notes were treated as an ownership interest in the Leases, all income on such Leases would be income to the holders of the Notes, and related fees and expenses would generally be deductible (subject to certain limitations on the deductibility of miscellaneous itemized deductions by individuals) and certain market discount and premium provisions of the Code might apply to a purchase of the Notes.

     If, alternatively, the Notes were treated as an equity interest in the Issuer, distributions on the Notes probably would not be deductible in computing the taxable income of the Issuer and all or a part of distributions to the holders of the Notes probably would be treated as dividend income to those holders.

Such an Issuer-level tax could result in a reduced amount of cash available for distributions to the holders of the Notes.

                   Taxation of Interest Income of Noteholders

     If characterized as indebtedness, interest on the Notes will be taxable as ordinary income for federal income tax purposes when received by Noteholders using the cash method of accounting and when accrued by Noteholders using the accrual method of accounting. Interest received on the Notes also may constitute "investment income" for purposes of certain limitations of the Code concerning the deductibility of investment interest expense.

     Original Issue Discount. It is not anticipated that the Notes will have any original issue discount ("OID") other than possibly OID within a de minimis exception and that accordingly the provisions of sections 1271 through 1273 and 1275 of the Code generally will not apply to the Notes. OID will be considered de minimis if it is less than 0.25% of the principal amount of Note multiplied by its expected weighted average life.

     Market Discount. A subsequent purchaser who buys a Note for less than its principal amount may be subject to the "market discount" rules of Sections 1276 through 1278 of the Code. If a subsequent purchaser of a Note disposes of such Note (including certain nontaxable dispositions such as a gift), or receives a principal payment, any gain upon such sale or other disposition will be recognized, or the amount of such principal payment will be treated, as ordinary income to the extent of any "market discount" accrued for the period that such purchaser holds the Note. Such holder may instead elect to include market discount in income as it accrues with respect to all debt instruments acquired in the year of acquisition of the Notes and thereafter. Market discount generally will equal the excess, if any, of the then-current unpaid principal balance of the Note over the purchaser's basis in the Note immediately after such purchaser acquired the Note. In general, market discount on a Note will be treated as accruing over the term of such Note in the ratio of interest for the current period over the sum of such current interest and the expected amount of all remaining interest payments, or at the election of the holder, under a constant yield method. At the request of a holder of a Note, information will be made available that will allow the holder to compute the accrual of market discount under the first method described in the preceding sentence.

     The market discount rules also provide that a holder who incurs or continues indebtedness to acquire a Note at a market discount may be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income.

     Notwithstanding the above rules, market discount on a Note will be considered to be zero if it is less than a de minimis amount, which is 0.25% of the remaining principal balance of the Note multiplied by its expected weighted average remaining life. If OID or market discount is de minimis, the actual amount of discount must be allocated to the remaining principal distributions on the Note and, when each such distribution is received, capital gain equal to the discount allocated to such distribution will be recognized.

     Market Premium. A subsequent purchaser who buys a Note for more than its principal amount generally will be considered to have purchased the Note at a premium. Such holder may amortize such premium, using a constant yield method, over the remaining term of the Note and, except as future regulations may otherwise provide, may apply such amortized amounts to reduce the amount of interest income reportable with respect to such Note over the period from the purchase date to the date of maturity of the Note. Legislative history to the Tax Reform Act of 1986 indicates that the amortization of such premium on an obligation that provides for partial principal payments prior to maturity should be governed by the methods for accrual of market discount on such an obligation (described above). A holder that elects to amortize such premium must reduce tax basis in the related obligation by the amount of the aggregate deductions (or interest offsets) allowable for amortizable premium. If a debt instrument purchased at a premium is redeemed in full prior to its maturity, a purchaser who has elected to amortize premium should be entitled to a deduction for any remaining unamortized premium in the taxable year of redemption.

                           Sale or Exchange of Notes.

     If a Note is sold or exchanged, the seller of the Note will recognize gain or loss equal to the difference between the amount realized on the sale or exchange and the adjusted basis of the Note. The adjusted basis of a Note will generally equal its cost, increased by any OID or market discount includible in income with respect to the Note through the date of sale and reduced by any principal payments previously received with respect to the Note, any payments allocable to previously accrued OID or market discount and any amortized market premium. Subject to the market discount rules, gain or loss will generally be capital gain or loss if the Note was held as a capital asset. Capital losses generally may be used only to offset capital gains.


                    Backup Withholding with Respect to Notes

     Payments of interest and principal, together with payments of proceeds from the sale of Notes, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                           Foreign Investors in Notes

           Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Notes holding securities through CEDEL of Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for Non-U.S. Persons (Form W-8). Beneficial Owners of Notes that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

     Exemption for Non-U.S. Persons with effectively connected income (Form
4224). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by Certificate Owners or their agent.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Owner of a Note or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

     On April 22, 1996 the IRS issued proposed regulations relating to withholding, backup withholding and information reporting that, if adopted in their current form would, among other things, unify current certification procedures and forms and clarify certain reliance standards. The regulations are proposed to be effective for payments made after December 31, 1997 but provide that certificates issued on or before the date that is 60 days after the proposed regulations are made final will continue to be valid until they expire. Proposed regulations, however, are subject to change prior to their adoption in final form.

     The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate or trust that is subject to U.S. federal income tax regardless of the source of its income. The term "Non-U.S. Person" means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Notes.


                          State, Local and Other Taxes

     Investors should consult their own tax advisors regarding whether the purchase of the Notes, either alone or in conjunction with an investor's other activities, may subject an investor to any state or local taxes based on an assertion that the investor is either "doing business" in, or deriving income from a source located in, any state or local jurisdiction. Additionally, potential investors should consider the state, local and other tax consequences of purchasing, owning or disposing of a Note. State and local tax laws may differ substantially from the corresponding federal tax law, and the foregoing discussion does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Accordingly, potential investors should consult their own tax advisors with regard to such matters.

     THE FEDERAL AND STATE INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTEHOLDER'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS OR IN THE INTERPRETATIONS THEREOF.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain requirements and restrictions on those pension and other employee benefits plans to which it applies and on those persons who are fiduciaries with respect to such plans. In accordance with ERISA's fiduciary standards, before purchasing the Notes, a fiduciary should determine whether such an investment is permitted under the documents and instruments governing the plan and is appropriate for the plan in view of its overall investment policy and the composition of its portfolio.

     Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of certain plans subject thereto (each "Benefit Plan") and persons who are "parties in interest", within the meaning of ERISA, or "disqualified persons", within the meaning of the Code. Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the Issuer were deemed to be assets of a Benefit Plan. Under regulations issued by the United States Department of Labor set forth in 29 C.F.R. ss.2510.3101 (the "Plan Asset Regulations"), the assets of the Issuer were be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an "Equity Interest" in the Issuer and none of the exceptions contained in the Plan Asset Regulations is applicable. An Equity Interest is defined under the Plan Asset Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. It is anticipated that the Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations. However, even if the Notes are treated as indebtedness for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Issuer, the Trustee, the Underwriter or any of their respective affiliates is or becomes a party in interest or disqualified person with respect to such Benefit Plan. In this event, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ("PTCE") 90-1, regarding investments by insurance company pooled separate accounts; PTCE 91-38 regarding investments by bank collective investment funds; PTCE 84-14, regarding transactions effected by "qualified professional asset managers"; PTCE 95-60, regarding investments by insurance company general accounts and PTCE 96-23 regarding transactions effected by In-House Asset Managers. Each investor using assets of a Benefit Plan which acquires the Notes, or to whom the Notes are transferred, will be deemed to have represented that the acquisition and continued holding of the Notes will be covered by one of the exemptions listed above or another Department of Labor class exemption.

     Insurance companies considering the purchase of the Notes should also consult their own counsel as to the application of the recent decision by the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (114 S. Ct. 517 (1993)) to such a purchase. Under that decision, assets held in an insurance company's general account may be deemed assets of ERISA plans under certain circumstances.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that a fiduciary investing assets of an ERISA plan consult with counsel regarding the consequences under ERISA of the acquisition and holding of Notes, including the availability of any administrative exemptions from the prohibited transaction rules.

                                  UNDERWRITING

     Under the terms and subject to the conditions set forth in the underwriting agreement (the "Underwriting Agreement") for the sale of the Offered Notes, the Issuer has agreed to sell and Lehman Brothers (the "Underwriter") has agreed to purchase the entire principal amount of the Offered Notes.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Offered Notes offered hereby if any of the Offered Notes are purchased.

     The Issuer has been advised that the Underwriter proposes to initially offer the Offered Notes directly to the public at the price set forth on the cover page hereof. After the initial public offering, the public offering price may be changed.

     The Underwriter will represent and agree that:

          (a) it has not offered or sold, and, prior to the expiry of six months from the Closing Date, will not offer or sell, any Offered Notes to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for purposes of their business, or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995;

          (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; and

          (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or persons to whom such document may otherwise lawfully be issued, distributed or passed on.


     The Issuer has agreed to indemnity the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Issuer has been advised by the Underwriter that the Underwriter presently intends to make a market in the Offered Notes, as permitted by applicable laws and regulations. The Underwriter is not obligated, however, to make a market in the Offered Notes and any such market making may be discontinued at any time at the sole discretion of the Underwriter. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Offered Notes.

     The Underwriter and Ironwood Capital Partners Ltd. are serving as the placement agents for the Class C Notes.

                               RATING OF THE NOTES

     It is a condition to the issuance of the Offered Notes that they be rated in one of the four highest rating categories by at least one nationally recognized statistical ratings organization.

     Such rating will reflect only the views of the Rating Agency and will be based primarily on the amount of over-collateralization, the availability of funds on deposit in the Reserve Account and the value of the Leases and Equipment. The ratings are not a recommendation to purchase, hold or sell the related Offered Notes, inasmuch as such ratings do not comment as to market price or suitability for a particular investor. There is no assurance that any such rating will continue for any period of time or that it will not be lowered or withdrawn entirely by the Rating Agency if, in its judgment, circumstances so warrant. A revision or withdrawal of such rating may have an adverse affect on the market price of the Offered Notes. The rating of the Offered Notes addresses the likelihood of the timely payment of interest and the ultimate payment of principal on the Offered Notes. The rating does not address the rate of Prepayments that may be experienced on the Leases and, therefore, does not address the effect of the rate of Lease Prepayments on the return of principal to the Offered Noteholders.

                                 INDEX OF TERMS

Term(s)                                                                 Page(s)
- -------                                                                 -------

Additional Lease..........................................................9, 41
Additional Principal Schedule Amount.........................................15
Available Funds..........................................................11, 33
Available Reserve Amount.................................................13, 34
Bankruptcy Code..............................................................42
Benefit Plan.................................................................43
Casualty Payment.............................................................33
Cede..........................................................................2
Cedel Participants...........................................................31
Class A Initial Principal Amount..............................................4
Class A Interest Rate.....................................................4, 29
Class A Noteholders...........................................................1
Class A Notes..............................................................1, 3
Class A Percentage........................................................4, 34
Class A Principal Payment.................................................6, 34
Class A Target Investor Principal Amount..................................7, 34
Class B Initial Principal Amount..............................................4
Class B Interest Rate.........................................................4
Class B Noteholders...........................................................1
Class B Notes..............................................................1, 3
Class B Percentage........................................................4, 35
Class B Principal Payment.................................................6, 35
Class B Target Investor Principal Amount..................................7, 35
Class C Initial Principal Amount..............................................4
Class C Interest Rate.........................................................4
Class C Notes.................................................................1
Class C Percentage........................................................4, 34
Class C Principal Payment.....................................................7
Class C Principal Payment Amount.............................................35
Class C Target Investor Principal Amount..................................7, 35
Code.........................................................................43
Collection Account...........................................................32
Commission....................................................................2
Cooperative..................................................................31
Copelco Capital............................................................1, 5
Copelco Credit...............................................................25
Copelco Financial ...........................................................25
Copelco Leasing..............................................................25
Cost per Copy................................................................25
Cut-Off Date..............................................................3, 17
Default......................................................................37
Definitive Notes.............................................................32
Depositaries.................................................................29
Determination Date........................................................6, 34
Discount Rate.................................................................4
Discounted Present Value of the Leases........................................4
Discounted Present Value of the Performing Leases.........................4, 35

Division.....................................................................25
DTC.......................................................................2, 17
Due Period....................................................................6

Term(s)                                                                 Page(s)

Early Lease Termination.......................................................9
Eligible Account.............................................................33
Equipment.....................................................................5
Equipment Financing Portion..................................................25
ERISA....................................................................14, 43
Euroclear Operator...........................................................31
Euroclear Participants.......................................................31
Events of Default ...........................................................37
Excess Copy Charge...........................................................25
Exchange Act..................................................................2
Fixed Payment................................................................25
Holders......................................................................32
Indenture................................................................11, 28
Indirect Participants........................................................30
Initial Principal Amount......................................................3
Interest Payments ........................................................6, 34
Investor Percentage.......................................................7, 35
Investor Percentage Target................................................7, 35
IRS..........................................................................43
Issuer.....................................................................1, 3
Lease Contracts...............................................................5
Lease Payment................................................................33
Lease Receivables ............................................................5
Leases........................................................................5
Lessee........................................................................8
Lessees.......................................................................8
LIBOR....................................................................13, 29
Maintenance Charge...........................................................25
Nominal Buy-Out..............................................................18
Nominal Buy-Out Leases.......................................................15
Non-Performing Leases.....................................................5, 18
Notes......................................................................1, 3
Notional Amount..............................................................11
Offered Noteholders...........................................................2
Offered Notes..............................................................1, 3
OID..........................................................................43
Outstanding Class A Principal Amount......................................... 5
Outstanding Class B Principal Amount......................................... 5
Outstanding Class C Principal Amount......................................... 5
Outstanding Principal Amounts.................................................6
Additional Principal Scheduled Amount........................................35
Overcollateralization Target Percentage...................................8, 35

Participants.................................................................29
Payment Date...............................................................2, 6
Plan Asset Regulations.......................................................43
Prepayment...................................................................15
Principal Payments............................................................6
PTCE.........................................................................44
Record Date...................................................................6
Registration Statement........................................................2
Required Payments ...........................................................33
Required Reserve Amount..................................................13, 34
Required Subordinated Amount.................................................35
Reserve Account..........................................................13, 34
Residual Amount Cap..........................................................35
Residual Values..............................................................13
S&P..........................................................................32

Term(s)                                                                 Page(s)

Sales and Servicing Agreement..........................................1, 5, 27
SBU..........................................................................25
Securities Act................................................................2
Seller........................................................................5
Series Cut-Off Date..........................................................17
Series Pool...................................................................5
Series Pool Divisions........................................................17
Servicer......................................................................5
Servicer Advance.........................................................10, 37
Servicer Events of Default...................................................39
Servicing Fee................................................................10
Statistical Discounted Present Value of the Leases............................4
Subordinated Amount..........................................................36
Substitute Lease..........................................................9, 40
Swap Counterparty .......................................................13, 36
Swap Rate................................................................13, 36
Target Investor Principal Amount..........................................8, 36
Target Residual Values.......................................................35
Tax Counsel..................................................................43
Termination Payment..........................................................33
Terms and Conditions.........................................................31
Trustee...................................................................5, 28
Turbo Payment.................................................................7
UCC......................................................................15, 41
Underwriter..................................................................47
Underwriting Agreement.......................................................47
Vendor.......................................................................25
Warranty Lease........................................................9, 15, 28

================================================================================

     No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus and, if given or made, such information or representations must not be relied upon. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the Seller or the Issuer or any affiliate thereof or the Leases since the date hereof. This Prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so to anyone to whom it is unlawful to make such offer or solicitation.


                             ----------------------


                                TABLE OF CONTENTS

                                                                         Page


PROSPECTUS SUMMARY........................................................  3
RISK FACTORS.............................................................. 15
USE OF PROCEEDS........................................................... 17
COPELCO CAPITAL'S UNDERWRITING AND
   SERVICING PRACTICES.................................................... 25
THE ISSUER................................................................ 28
DESCRIPTION OF THE NOTES.................................................. 28
PREPAYMENT AND YIELD CONSIDERATIONS....................................... 40
SECURITY FOR THE NOTES.................................................... 41
THE TRUSTEE............................................................... 41
CERTAIN LEGAL ............................................................ 41
CERTAIN FEDERAL INCOME TAX
   CONSIDERATIONS......................................................... 43
ERISA CONSIDERATIONS...................................................... 43
RATING OF THE NOTES....................................................... 45
INDEX OF TERMS............................................................ 46

Until ________, 1996 (90 days after the date of this Prospectus), all dealers effecting transactions in the Notes, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

================================================================================






================================================================================

                                 Copelco Capital
                                Funding Corp. II








                                  Lease-Backed

                                      Notes





                               -------------------

                               P R O S P E C T U S
                               -------------------



                                 LEHMAN BROTHERS




                             Dated ___________, 1995


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

     The following is an itemized list of the estimated expenses to be incurred in connection with the offering of the securities being offered hereunder other than underwriting discounts and commissions.


         Registration Fee........................................... $10,572.95
         Printing and Engraving Expenses............................          *
         Trustee's Fees.............................................          *
         Legal Fees and Expenses....................................          *
         Blue Sky Fees and Expenses.................................          *
         Accountants' Fees and Expenses.............................          *
         Rating Agency Fees.........................................          *
         Miscellaneous Fees.........................................          *

                                                                     ==========
         Total...................................................... $        *

*  To be filed by Amendment


Item 14.  Indemnification of Directors and Officers

     The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes said corporation to buy director's and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

     Copelco Financial Services Group, Inc. has also purchased liability policies which indemnify the Registrant's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

     Pursuant to agreements which the Registrant may enter into with underwriters or agents (forms of which will be included as exhibits to this Registration Statement), officers and directors of the Registrant, and affiliates thereof, may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Registrant by such underwriters or agents that appears in the Registration Statement or any Prospectus.


Item 15.  Recent Sales of Unregistered Securities

     On November 9, 1994 the Issuer privately placed 21,415,148 aggregate principal amount of Class B Notes, Series 1994-A and on April 19, 1995, the Issuer privately placed $14,292,000 aggregate principal amount of Class B Lease-Backed Notes, Series 1995-A.

Item 16.  Exhibits and Financial Statements

    (a)  Exhibits

      1.1*   --Form of Underwriting Agreement for the Offered Notes.
      3.1**  --Certificate of Incorporation of the Issuer.
      3.2**  --By-laws of the Issuer.
      4.1*   --Form of Indenture, including forms of the Notes and certain other related agreements as Exhibits thereto.
      5.1*   --Opinion of Dewey Ballantine regarding the securities being registered.
     10.1*   --Form of Sales and Servicing Agreement.
     10.2*   --Form of Placement Agent Agreement for the Class B Notes.
     10.3*   --Form of Swap Agreement.
     23.1*   --Consent of Dewey Ballantine is included in the opinion filed as
               Exhibit 5.1 hereto.
     24.1    --Power of Attorney (Included on Page II-5 hereof).
     25.1*   --Statement of Eligibility and Qualification of Trustee (Form T-1).

* To be filed by amendment.
** Incorporated by Reference from Registration Statement No. 33-84148


     (b) All financial statements, schedules and historical financial information have been omitted as they are not applicable.

Item 17.  Undertakings

     The undersigned Registrant hereby undertakes:

     (a) To provide to the Underwriters at the closing specified in the Underwriting Agreement Notes in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

     (b) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

     (c) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (d) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Laurel, State of
New Jersey, on June   , 1996.

                                     COPELCO CAPITAL FUNDING CORP. II,
                                            Registrant


                                     By    /s/ Stephen W. Shippie
                                       --------------------------------
                                        Name:  Stephen W. Shippie
                                        Title: Vice President

     Each person whose signature appears below constitutes and appoints
Michael C. Ritter and Stephen W. Shippie and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Form S-1 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-1 has been signed by the following persons in the capacities indicated on the day of June, 1996.

         Signature                                   Title
         ---------                                   -----



     /s/ Ian J. Berg                              Director
- ---------------------------------
         Ian J. Berg



     /s/ John Hakemian                            Director
- ---------------------------------
         John Hakemian



     /s/ Tadayuki Seki                            Director

- ---------------------------------
         Tadayuki Seki



                                                  Director
- ---------------------------------
         Jeraldine Lane



     /s/ Michael C. Ritter                  Chief Financial Officer
- ---------------------------------
         Michael C. Ritter